As filed with the Securities and Exchange Commission on March 9, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL GARDEN & PET COMPANY*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5199	68-0275553
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(925) 948-4000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

William E. Brown

Chairman and Chief Executive Officer

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(925) 948-4000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES TO:

John F. Seegal

Brett Cooper

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
8.25% Senior Subordinated Notes due 2018	$50,000,000	100%	$50,000,000	$5,730.00
Subsidiaries Guarantees of 8.25% Senior Subordinated Notes due 2018				(3)
Total				$5,730.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act.
(2)	Calculated pursuant to Rule 457 under the Securities Act.
(3)	Pursuant to Rule 457(n), there is no separate registration fee for the guarantees.

The registrant and the additional registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Information regarding additional registrants (“Additional Registrants”) is contained in the Table of Additional Registrants on the following page.

TABLE OF ADDITIONAL REGISTRANTS

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER	ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
All-Glass Aquarium Co., Inc.	Wisconsin	39-1144104	*
B2E Biotech, LLC	Delaware	20-228567	*
B2E Corporation	New York	11-3243032	*
Cedar Works, LLC	Ohio	31-1675814	*
Farnam Companies, Inc.	Arizona	86-0101524	*
Four Paws Products, Ltd.	New York	11-2210716	*
Grant Laboratories, Inc.	California	94-2499748	*
Gro Tec, Inc.	Georgia	58-1734869	*
Gulfstream Home & Garden, Inc.	Florida	58-2255720	*
Interpet USA, LLC	Delaware	65-1217772	*
Kaytee Products Incorporated	Wisconsin	39-0399490	*
Matson, LLC	Washington	20-0083295	*
Matthews Redwood and Nursery Supply, Inc.	California	94-3534820	*
New England Pottery, LLC	Delaware	57-1198837	*
Pennington Seed, Inc.	Delaware	58-2394553	*
Pennington Seed, Inc. of Nebraska	Nebraska	47-0792215	*
Pets International, Ltd.	Illinois	36-3390302	*
Seeds West, Inc.	Arizona	86-0811151	*
T.F.H. Publications, Inc.	Delaware	22-1918893	*
Wellmark International	California	94-3273583	*

*	The name, address, including zip code, and telephone number of the agent for service of process is William E. Brown, Central Garden & Pet Company, 1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597 (925) 948-4000.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2012

Preliminary prospectus

Offer to Exchange

all outstanding unregistered 8.25% Senior Subordinated Notes due 2018

($50,000,000 aggregate principal amount outstanding)

for

8.25% Senior Subordinated Notes due 2018

($50,000,000 aggregate principal amount)

which have been registered under the Securities Act of 1933

The exchange offer

•	Expires 11:59 p.m., New York City time on , 2012, unless extended.

•	Not conditional upon any minimum principal amount of outstanding unregistered 8.25% Senior Subordinated Notes due 2018 (the “outstanding notes”) being tendered for exchange.

•	All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of outstanding notes may be withdrawn any time prior to 11:59 p.m., New York City time on the date of the expiration of the exchange offer.

•	The exchange of outstanding notes will generally not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The exchange notes

•

The terms of the exchange notes to be issued in the exchange offer for outstanding notes (the “exchange notes”) are substantially similar to the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the outstanding notes do not apply to the exchange notes.

Resale of exchange notes

•	We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system.

•

The exchange notes will be part of a series of notes for which certain dealers currently make a market. However, there can be no assurance as to the continuance or liquidity of any market for the exchange notes.

Broker dealers who receive exchange notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such exchange notes. Broker dealers who acquired the outstanding notes as a result of market making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the exchange notes.

See “Risk factors” beginning on page 10 for a discussion of factors that you should consider before tendering your outstanding notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

i

Where you can find more information

We have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”) relating to the exchange offer that includes important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. This information is available from us without charge to holders of outstanding notes as specified below. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or matter involved.

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the SEC. You may read and copy the registration statement, including the attached exhibits, and any report, statements or other information that we file at the SEC’s public reference facilities at 100 F Street, N.E., Washington D.C. 20549, at the prescribed rates. The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room.

Our common stock and non-voting common stock are traded on the NASDAQ Stock Market under the symbols “CENT” and “CENTA”, respectively.

You may request a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600

Walnut Creek, California 94597

Attention:

Telephone: (925) 948-4000

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 11:59 p.m., New York City time on                     , 2012 (the “expiration date”). The exchange offer can be extended by us in our sole discretion. See the caption “The exchange offer” for more detailed information.

You should rely only on the information provided in this prospectus or incorporated in this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated herein by reference, is accurate as of any date other than that on the front of this document. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any outstanding notes not tendered and accepted in the exchange offer will remain outstanding. To the extent outstanding notes are tendered and accepted in the exchange offer, a holder’s ability to sell untendered outstanding notes could be adversely affected. Following consummation of the exchange offer, the holders of outstanding notes will continue to be subject to the existing restrictions upon transfer thereof and we will have fulfilled one of our obligations under the related registration rights agreements. Holders of outstanding notes who do not tender their notes generally will not have any further registration rights under the registration rights agreements or otherwise.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the 180th day after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of distribution.”

Forward-looking statements

This prospectus includes “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including the factors described in the section entitled “Risk factors.” If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. Except as required by applicable laws or regulations, we do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances. Presently known risk factors include, but are not limited to, the following factors:

•	the success of our transformational change initiative;

•	seasonality and fluctuations in our operating results and cash flow;

•	fluctuations in market prices for seeds and grains and other raw materials and our ability to pass-through cost increases in a timely manner;

•	declines in consumer spending during economic downturns;

•	inflation, deflation and other adverse macro-economic conditions;

•	supply shortages in small animals and pet birds;

•	adverse weather conditions;

•	fluctuations in energy prices, fuel and related petrochemical costs;

•	access to and cost of additional capital;

•	dependence on a few customers for a significant portion of our business;

•	consolidation trends in the retail industry;

•	uncertainty about new product innovations and marketing programs;

•	competition in our industries;

•	risks associated with our acquisition strategy;

•	dependence upon our key executive officers;

•	implementation of a new enterprise resource planning information technology system;

•	our ability to protect our intellectual property rights;

•	potential environmental liabilities;

•	risk associated with international sourcing;

•	litigation and product liability claims;

•	the voting power associated with our Class B stock; and

•	potential dilution from issuance of authorized shares.

Market, ranking and other data

The data included in this prospectus or incorporated by reference herein regarding markets and ranking, including the size of certain markets and our position and the position of our competitors and products within these markets, are based on both independent industry publications, including Packaged Facts, Lawn & Garden Products in the U.S. 2011; Mintel, Pet Food and Supplies 2011; Packaged Facts, Pet Food in the U.S., 2011; American Pet Products Association (APPA) National Pet Owners Survey 2011-2012; Mintel, America’s Pet Owners, U.S., September 2011, and our estimates based on management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus or incorporated by reference herein, and estimates and beliefs based on that data, may not be reliable.

Trademarks, service marks and copyrights

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, some of the trademarks, service marks, tradenames and copyrights referred to in this prospectus may be listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

v

Summary

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you in deciding whether to exchange your outstanding notes for exchange notes, and we encourage you to read this entire prospectus and documents to which we refer you. Except as otherwise required by the context or as to otherwise noted, as used in this prospectus references to “Central,” the “company,” “we,” “us,” “our” and similar phrases are to Central Garden & Pet Company and its consolidated subsidiaries.

Our company

Central Garden & Pet Company (“Central”) is a leading innovator, marketer and producer of quality branded products. We are one of the largest suppliers in the pet and lawn and garden supplies industries in the United States. The total pet food and supplies industry is estimated to be approximately $30 billion in annual retail sales. We estimate the annual retail sales of the pet supplies and super premium pet food markets in the categories in which we participate to be approximately $15 billion. The total lawn and garden industry in the United States is estimated to be approximately $21 billion in annual retail sales. We estimate the annual retail sales of the lawn and garden supplies markets in the categories in which we participate to be approximately $6 billion.

Our pet supplies products include products for dogs and cats, including edible bones, premium healthy edible and non-edible chews, super premium dog and cat food and treats, leashes, collars, toys, pet carriers, grooming supplies and other accessories; products for birds, small animals and specialty pets, including food, cages and habitats, toys, chews and related accessories; animal and household health and insect control products; products for fish, reptiles and other aquarium-based pets, including aquariums, furniture and lighting fixtures, pumps, filters, water conditioners, food and supplements, and information and knowledge resources; and products for horses and livestock. These products are sold under a number of brand names including Adams™, Altosid, Aqueon®, Avoderm®, BioSpot®, Coralife®, Farnam®, Four Paws®, Interpet, Kaytee®, Kent Marine®, Nylabone®, Oceanic Systems®, Pet Select®, Pre-Strike®, Pinnacle®, Super Pet®, TFH™, Zilla® and Zodiac®.

Our lawn and garden supplies products include proprietary and non-proprietary grass seed; wild bird feed, bird feeders, bird houses and other birding accessories; weed, grass, ant and other herbicide, insecticide and pesticide products; and decorative outdoor lifestyle and lighting products including pottery, trellises and other wood products and holiday lighting. These products are sold under a number of brand names including AMDRO®, GKI/Bethlehem Lighting®, Grant’s®, Ironite®, Lilly Miller®, Matthews Four Seasons™, New England Pottery®, Norcal Pottery®, Pennington®, Over’n Out®, Sevin®, Smart Seed® and The Rebels®.

In fiscal 2011, our consolidated net sales were $1.6 billion, of which our lawn and garden segment, or Garden Products, accounted for approximately $777 million and our pet segment, or Pet Products, accounted for approximately $851 million. In fiscal 2011, our income from operations was $85.2 million, of which Garden Products accounted for $50.0 million and Pet Products accounted for $77.6 million, before corporate expenses and eliminations of $42.4 million. See Note 17 to our consolidated financial statements for the fiscal year ended September 24, 2011 and Note 10 to our condensed consolidated financial statements for the three months ended December 24, 2011 for financial information about our two operating segments.

Corporate information

We were incorporated in Delaware in June 1992 and are the successor to a California corporation that was incorporated in 1955. Our executive offices are located at 1340 Treat Blvd., Suite 600, Walnut Creek, CA 94597, and our telephone number is (925) 948-4000. Our website is www.central.com. The information on our website is not incorporated by reference in this prospectus.

The exchange offer

The $50.0 million unregistered outstanding notes were issued in a private placement. In this exchange offer, we are offering to exchange, for your outstanding notes, exchange notes which are substantially similar in all material respects to the outstanding notes except that the exchange notes have been registered under the Securities Act and certain transfer restrictions and registration rights relating to the outstanding notes do not apply to the exchange notes.

Registration rights agreement	In connection with the issuance of the $50.0 million of outstanding notes on February 13, 2012, we entered into a registration rights agreement with the initial purchasers with respect to the outstanding notes in which we agreed, among other things, to complete an exchange offer.

You may exchange your outstanding notes for the applicable exchange notes, which have substantially similar terms to your outstanding notes. The exchange offer satisfies your rights and our obligations under the registration rights agreement. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your outstanding notes.

The exchange offer	We are offering to exchange up to $50.0 million aggregate principal amount of outstanding notes for up to $50.0 million aggregate principal amount of exchange notes.

You may exchange outstanding notes only in a minimum denomination of $2,000 and integral multiples of $1,000 principal amount in excess thereof.

Purpose and effect	The purpose of the exchange offer is to give you the opportunity to exchange your outstanding notes for exchange notes that have been registered under the Securities Act.

Resale	Except as indicated in this prospectus, we believe that the exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act.

Our belief is based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties. We do not intend to seek a no-action letter, and there is no assurance that the staff of the SEC would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.

Each broker-dealer that is issued exchange notes for its own account in exchange for outstanding notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. To the extent described in “Plan of distribution,” a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes.

Expiration of the exchange offer; withdrawal of tender	The exchange offer will expire at 11:59 p.m., New York City time, on , 2012, or a later date and time to which we may extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of outstanding notes pursuant to the exchange offer at any time before expiration of the exchange offer. Any outstanding notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the exchange offer	We will not be required to accept outstanding notes for exchange:

•	if the exchange offer would be unlawful or would violate any interpretation of the SEC staff; or

•	if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered. Please read “The exchange offer—Conditions” for more information about the conditions to the exchange offer.

Procedures for tendering outstanding notes	We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the outstanding notes are held in book-entry accounts maintained by the exchange agent at DTC, a holder need not submit a letter of transmittal. However, all holders who exchange their outstanding notes for exchange notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.

To tender in the exchange offer, a holder must comply with the following procedures, as applicable:

If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes in book-entry form directly through DTC, you must submit an instruction and follow the procedures for book-entry transfer as provided under “—Book-entry transfer.”

Only a registered holder of record of outstanding notes may tender outstanding notes in the exchange offer. If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you may request your respective broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you. Alternatively, if you are a beneficial owner and you wish to act on your own behalf in connection with the exchange offer, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes;

•	you are not our affiliate;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Effect on holders of outstanding notes	If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to hold your outstanding notes and will be entitled to all the rights and subject to all the limitations applicable to the outstanding notes in the indenture.

The trading market for outstanding notes could be adversely affected if some but not all of the outstanding notes are tendered and accepted in the exchange offer.

Consequences of failure to exchange	All untendered outstanding notes will remain subject to the restrictions on transfer provided for in the outstanding notes and in the indenture. Generally, the outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Important federal income tax considerations	The exchange of outstanding notes for exchange notes in the exchange offer will generally not be a taxable exchange for U.S. federal income tax purposes. See the caption “U.S. federal income tax consequences” for a more detailed description of the tax consequences of the exchange.

Use of proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under the caption “The exchange offer—Exchange agent.”

The exchange notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the outstanding notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the exchange notes, see “Description of exchange notes.”

Issuer	Central Garden & Pet Company

The exchange notes	$50 million aggregate principal amount of 8.25% Senior Subordinated Notes due 2018. The exchange notes offered hereby and the outstanding notes form a part of the same series as our 8.25% Senior Subordinated Notes due 2018 that we issued on March 8, 2010, in the aggregate principal amount of $400 million (the “March 2010 notes”). The exchange notes, the outstanding notes and the March 2010 notes will be treated as a single class for all purposes under the Indenture under which they were issued, including, without limitation, waivers, amendments, redemptions, and offers to purchase. As used in this prospectus, the exchange notes, the outstanding notes and the March 2010 notes are collectively referred to as the “Senior Subordinated Notes.”

Maturity	March 1, 2018.

Interest payment dates	Interest is payable on the exchange notes on March 1 and September 1 of each year.

Optional redemption	We may, at our option, redeem all or part of the exchange notes at any time prior to March 1, 2014 at a make-whole price, and at any time on or after March 1, 2014 at fixed redemption prices, plus accrued and unpaid interest, if any, to the date of redemption, as described under “Description of exchange notes—Optional redemption.” In addition, prior to March 1, 2013, we may redeem up to 35% of the Senior Subordinated Notes with the proceeds from certain equity offerings at the redemption price listed under “Description of exchange notes—Optional redemption.”

Guarantees	The exchange notes will be unconditionally guaranteed on a senior subordinated basis by each of our existing and future domestic restricted subsidiaries with certain exceptions. If we cannot make payments on the exchange notes when they are due, the guarantors must make them instead.

Ranking	The exchange notes and the guarantees will be unsecured senior subordinated obligations. Accordingly, they will rank:

•	behind all of our and the guarantors’ existing and future senior debt, whether or not secured;

•

equally with all our and the guarantors’ existing and future unsecured senior subordinated obligations, including the outstanding notes and the March 2010 notes, that do not expressly provide that they are subordinated to the exchange notes; and

•	ahead of any of our and the guarantors’ future debt that expressly provides that it is subordinated to the exchange notes.

•	structurally subordinated to any indebtedness of our subsidiaries that do not guarantee the exchange notes.

As of December 24, 2011, on a pro forma basis to give effect to the issuance of the outstanding notes, we would have had $584.9 million of total indebtedness (including the outstanding notes), of which $400 million would have ranked equally with the outstanding notes, and approximately $134.9 million, which includes $122.0 million of accounts payable and $12.2 million remaining under our senior secured revolving credit facility, would have ranked senior to the outstanding notes. In addition, there would have been approximately $362.8 million of undrawn availability under our senior secured revolving credit facility, or $223.9 million, after giving effect to the financial covenants in our credit agreement. Our non-guarantor subsidiaries, would have had approximately $30.4 million of liabilities, including intercompany liabilities, that would have ranked structurally senior to the outstanding notes.

Covenants	The indenture governing the Senior Subordinated Notes will, among other things, limit our and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or distributions on, or redeem or repurchase, capital stock;

•	make investments;

•	engage in transactions with affiliates;

•	incur liens;

•	transfer or sell assets; and

•	consolidate, merge or transfer all or substantially all of our assets.

Change of control	Upon a Change of Control, as that term is defined in the indenture, you will have the right, subject to certain conditions, to require us to repurchase your exchange notes, in whole or in part, at 101% of their principal amount, plus accrued and unpaid interest, to the repurchase date. See “Description of exchange notes—Change of control.”

Asset sales	If we sell certain assets and do not reinvest the proceeds or repay borrowings under our senior secured revolving credit facility, you will have the right, subject to certain conditions, to require us to repurchase your exchange notes, in whole or in part, at 100% of their principal amount, plus accrued and unpaid interest, to the repurchase date. See “Description of exchange notes—Asset sales.”

Public market for the notes	We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. If issued, the exchange notes are expected to become fungible with our March 2010 notes. Certain dealers currently make a market in the March 2010 notes. Accordingly, we expect that the market-making activities will extend to the exchange notes once they become fungible with the March 2010 notes. However, there can be no assurance as to the continuance or liquidity of any market for the March 2010 notes or the exchange notes.

Risk factors	See “Risk factors” beginning on page 10 of this prospectus for important information regarding us and an investment in the exchange notes.

Risk factors

You should read and consider carefully each of the following factors as well as the other information contained in this prospectus“ and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 24, 2011 and in our Quarterly Report on Form 1O-Q for the period ended December 24, 2011, which are incorporated herein by reference, before deciding whether to exchange your outstanding notes for exchange notes. As used in this “Risk factors” section, the term “notes” means the outstanding notes and the exchange notes.

Risks related to the offering

If you do not exchange your outstanding notes, they may be difficult to resell.

It may be difficult for you to sell outstanding notes that are not exchanged in the exchange offer, since any outstanding notes not exchanged will remain subject to the restrictions on transfer provided for in Rule 144 under the Securities Act.

These restrictions on transfer of your outstanding notes exist because we issued the outstanding notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not intend to register the outstanding notes under the Securities Act.

To the extent any outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes that remain outstanding after the exchange offer would be adversely affected due to a reduction in market liquidity.

Risks relating to the notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

Following the issuance of the outstanding notes, we have a significant amount of indebtedness. The following table sets forth our total long-term debt, total shareholders’ equity, total capitalization and ratio of total long term debt to total capitalization on a pro forma basis to give effect to the issuance of the outstanding notes:

(in millions)	Pro forma as of Dec. 24, 2011
(unaudited)

Total long-term debt	$462,899
Total shareholders’ equity	424,643

Total capitalization	$887,542

Ratio of total long term debt to total capitalization	52%

In addition, on a pro forma basis to give effect to the issuance of the outstanding notes, we would have had undrawn availability under our senior secured revolving credit facility of approximately $362.8 million, or $223.9 million, after giving effect to the financial covenants in our credit agreement. We would also have had $122.0 million of accounts payable.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit, among other things, our ability to borrow additional funds.

The terms of the indenture governing the notes allow us to increase the amount of available borrowings under our senior secured revolving credit facility and issue and incur additional debt, including senior debt, upon satisfaction of certain conditions. If new debt is added to current debt levels, the related risks described above could increase.

Our senior secured revolving credit facility expires in 2016, at which time we may extend or refinance it. However, we cannot give any assurance that we will be able to do so at all or on terms as favorable.

Our $375 million senior secured revolving credit facility is scheduled to expire in 2016. We cannot assure you that we will be able to refinance this credit facility on commercially reasonable terms or at all. Our inability to refinance our indebtedness on commercially reasonable terms or at all would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

Your right to receive payments on the notes and the guarantees is junior to our existing senior indebtedness and possibly all of our future borrowings. Obligations of certain future subsidiaries may be structurally senior to the notes in certain circumstances.

The notes and the guarantees rank behind all of our and the guarantors’ existing senior indebtedness and all of our and the guarantors’ future senior indebtedness, including our senior secured revolving credit facility. On a pro forma basis as of December 24, 2011, the notes and the guarantees would have been subordinated to approximately $134.9 million of senior debt, including $122.0 million of account payables and $12.2 million remaining under our senior secured revolving credit facility. In addition, our senior secured revolving credit facility would have permitted us to incur up to approximately $362.8 million of additional potential borrowings, or $223.9 million, after giving effect to the financial covenants in our credit agreement, which borrowings would be senior to the notes and the guarantees. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future, subject to the terms of our senior secured revolving credit facility.

As a result of this subordination, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceedings relating to us or the guarantors or our or the guarantors’ property, the holders of our senior debt and the senior debt of the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the guarantees.

In addition, under our existing credit agreement and the indenture, all payments on the notes and the guarantees will be blocked in the event of a payment default on designated senior debt and, in the event of certain non-payment defaults on designated senior debt, may be blocked for up to 179 days after we receive notice of a payment blockage from the holders of such designated senior debt or their representatives.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, the indenture relating to the notes will require that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead until the holders of senior debt are paid in full. As a result, holders of the notes may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding or may not receive any amount owed to them.

In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the notes will be unsecured while obligations under our senior secured revolving credit facility are secured by substantially all of our assets and those of our subsidiaries. If we become insolvent or are liquidated, or if payment under our senior secured revolving credit facility is accelerated, the lenders under our senior secured revolving credit facility will have a claim on all of our assets before the holders of unsecured debt, including the notes.

Finally, the indenture permits future subsidiaries not to be guarantors and for guarantees to be released for subsidiaries in certain circumstances. Claims of creditors of those subsidiaries would be structurally senior to the notes. See “Description of notes.”

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

The outstanding notes are and the exchange notes will be guaranteed by each of our existing and subsequently acquired or organized subsidiaries that guarantee our senior secured revolving credit facility or that, in the future, guarantee our other indebtedness or indebtedness of another guarantor. Our subsidiaries that do not guarantee the notes, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before noteholders would be entitled to any payment.

For the twelve months ended December 24, 2011, our non-guarantor subsidiaries represented 3.6% of our net sales, 0.1% of our operating income and 0.1% of our Adjusted EBITDA, respectively. As of December 24, 2011, our non-guarantor subsidiaries represented 2.7% of our total assets and had $5.5 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes and amounts borrowed under our senior secured revolving credit facility, and to fund planned capital expenditures and expansion efforts and strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations in the future or that future borrowings will be available to us under our senior secured revolving credit facility in an amount sufficient to enable us to service indebtedness, including the notes, or to fund other liquidity needs. As discussed above, we cannot assure you that we will be able to refinance our senior secured revolving credit facility which expires in 2016.

The indenture related to the notes, and our senior secured revolving credit facility contain various covenants that limit our management’s discretion in the operation of our business.

The indenture related to the notes and our senior secured revolving credit facility contain various provisions that limit our management’s discretion by restricting our and our subsidiaries’ ability to, among other things:

•	incur additional indebtedness;
•	pay dividends or distributions on, or redeem or repurchase, capital stock;
•	make investments;
•	engage in transactions with affiliates;
•	incur liens;
•	transfer or sell assets; and
•	consolidate, merge or transfer all or substantially all of our assets.

In addition, our senior secured revolving credit facility requires us to meet certain financial ratios. Any failure to comply with the restrictions of our senior secured revolving credit facility, the indenture related to the notes or any other subsequent financing agreements may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture. Our credit agreements prohibit prepayments of the notes.

Upon the occurrence of certain specific kinds of change of control events and following certain asset sales, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes. In addition, restrictions in our senior secured revolving credit facility will prohibit repurchases of the notes following a change of control or certain asset sales unless a waiver is obtained from the lenders. If we fail to repurchase the notes following a change of control or certain asset sales, we will be in default under the indenture related to the notes, which may result in a cross-default under our senior secured revolving credit facility. Any future debt that we incur may also contain restrictions on repayment of the notes. See “Description of certain indebtedness—Senior credit facilities,” “Description of exchange notes—Change of control” and “Description of exchange notes—Limitation on asset sales.”

An active trading market for the exchange notes may not be sustained.

We have not listed and do not intend to list the exchange notes on any U.S. national securities exchange or quotation system. Although we expect that the exchange notes will be fungible with the March 2010 notes and certain dealers currently make a market in the March 2010 notes, we cannot assure you that the market for the March 2010 notes and the exchange notes will be sustained. If an active market is not sustained, the market price and liquidity of the exchange notes may be adversely affected.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of entering into a guarantee; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they become due.

In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor’s creditors under those circumstances.

If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed the notes. The notes then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

The indenture requires that future domestic restricted subsidiaries guarantee the notes with certain exceptions. These considerations will also apply to those guarantees.

Use of proceeds

We will not receive any cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive the outstanding notes in like principal amount, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness or capital stock.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization, both on an actual basis and as adjusted to give effect to the issuance of the outstanding notes on February 13, 2012 and the application of the net proceeds therefrom. This table should be read in conjunction with our consolidated financial statements, including the related notes, contained in our Annual Report on Form 10-K for the fiscal year ended September 24, 2011 and our Quarterly Report on Form 10-Q for the three months ended December 24, 2011, both of which are incorporated by reference in this prospectus.

	As of Dec. 24, 2011
(in thousands)	Actual	As adjusted

Cash and cash equivalents	$10,289	$10,289

Long-term debt, including current installments:
Senior secured revolving credit facility(1)	$60,000	$12,225
Senior Subordinated Notes	400,000	450,000
Other(2)	674	674

Total long-term debt	460,674	462,899
Total Central Garden & Pet Company shareholders’ equity	424,643	424,643

Total capitalization	$885,317	$887,542

(1)	As of December 24, 2011, there was an outstanding balance of $60.0 million under our senior secured revolving credit facility and no letters of credit outstanding. As of February 3, 2011, there was an outstanding balance of $105 million under this credit facility. On a pro forma basis as of December 24, 2011, after giving effect to the issuance of outstanding notes, we would have had undrawn availability under this credit facility of approximately $362.8 million, or $223.9 million subject to compliance with the covenants and conditions to borrowing under our senior secured revolving credit facility. See “Description of certain indebtedness.”

(2)	Includes capital lease obligations.

Selected historical financial data

The following selected statement of operations and balance sheet data as of and for the five fiscal years in the period ended September 24, 2011 has been derived from our audited consolidated financial statements and the selected statement of operations and balance sheet data as of and for the quarterly periods ended December 25, 2010 and December 24, 2011 have been derived from our unaudited condensed consolidated financial statements. The financial data set forth below should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended September 24, 2011 and in our Quarterly Report for the three months ended December 24, 2011, both of which are incorporated by reference in this prospectus.

	Fiscal year ended					Three months ended
(in thousands, except per share amounts)	Sept. 29, 2007	Sept. 27, 2008	Sept. 26, 2009	Sept. 25, 2010	Sept. 24, 2011	Dec. 25, 2010	Dec. 24, 2011

						(unaudited)	(unaudited)
Statement of Operations Data:
Net sales(1)	$1,671,145	$1,705,386	$1,614,300	$1,523,648	$1,628,652	$281,719	$302,066
Cost of goods sold and occupancy	1,136,825	1,184,058	1,086,974	1,008,482	1,134,733	198,662	221,328

Gross profit	534,320	521,328	527,326	515,166	493,919	83,057	80,738
Selling, general and administrative expenses	434,903	415,978	401,340	394,092	408,744	89,540	92,018
Goodwill and other impairments(2)	—	429,764	—	12,000	—	—	—

Income (loss) from operations	99,417	(324,414)	125,986	109,074	85,175	(6,483)	(11,280)
Interest expense, net	(48,147)	(37,273)	(22,061)	(33,587)	(37,748)	(8,906)	(9,519)
Other income (expense)	2,402	2,116	52	419	550	(406)	(114)

Income (loss) before income taxes (tax benefit) and noncontrolling interest	53,672	(359,571)	103,977	75,906	47,977	(15,795)	(20,913)
Income taxes (tax benefit)	19,999	(93,069)	36,368	28,110	19,595	(6,117)	(7,646)

Income (loss) including noncontrolling interest	33,673	(266,502)	67,609	47,796	28,382	(9,678)	(13,267)
Net income (loss) attributable to noncontrolling interest	1,369	833	1,661	1,963	59	(86)	(177)

Net income (loss) attributable to Central Garden & Pet Company	$32,304	$(267,335)	$65,948	$45,833	$28,323	$(9,592)	$(13,090)

Net income (loss) per share attributable to Central Garden & Pet Company(3):
Basic	$0.46	$(3.76)	$0.95	$0.71	$0.50	$(0.16)	$(0.27)

Diluted	$0.45	$(3.76)	$0.94	$0.70	$0.50	$(0.16)	$(0.27)

Weighted average shares used in the computation of income (loss) per share(3):
Basic	70,824	71,117	69,499	64,272	56,217	60,941	47,823
Diluted(4)	72,050	71,117	70,264	65,091	56,645	60,941	47,823

Other Data:
Depreciation and amortization	$30,717	$32,517	$29,155	$28,869	$28,566	7,045	7,444
Capital expenditures	$60,038	$22,349	$16,505	$24,190	$31,563	5,309	9,185
Cash from operating activities	$38,535	$115,028	$221,638	$135,229	$51,008	4,698	3,479
Cash used in investing activities	$(92,460)	$(15,406)	$(20,542)	$(41,266)	$(56,237)	(6,338)	(9,185)
Cash from (used in) financing activities	$46,475	$(93,935)	$(142,011)	$(88,167)	$(73,997)	(14,412)	3,909
Ratio of earnings to fixed charges(5)	2.05	—	5.36	3.20	2.23	—	—

	Sept. 29, 2007	Sept. 27, 2008	Sept. 26, 2009	Sept. 25, 2010	Sept. 24, 2011	Dec. 25, 2010	Dec. 24, 2011

						(unaudited)	(unaudited)
Balance Sheet Data (at end of period):
Cash	$21,055	$26,929	$85,668	$91,460	$12,031	$75,317	$10,289
Working capital	470,216	450,704	427,243	433,705	410,655	414,757	406,521
Total assets	1,646,822	1,259,318	1,150,925	1,130,884	1,093,003	1,112,980	1,088,269
Total debt	610,523	523,147	408,085	400,271	435,609	400,288	460,674
Equity	778,807	511,425	547,335	532,143	456,782	507,648	424,471
Inventory	378,365	349,499	284,834	285,964	329,546	341,621	365,743

(1)	Fiscal years 2007, 2008, 2009, 2010 and 2011 included 52 weeks.

(2)	During the fourth quarter of fiscal 2010, we recognized a non-cash charge of $12.0 million related to the impairment of an indefinite-lived intangible asset in our Pet Products segment. During fiscal 2008, we recognized non-cash charges of $403 million related to goodwill impairments within our Pet Products and Garden Products segments and $27 million for impairments of long-lived assets in our Garden Products segment.

(3)	All share and per share amounts have been retroactively adjusted to reflect the February 5, 2007 Class A Common stock dividend for all periods presented.

(4)	The potential effects of stock awards are excluded from the diluted earnings per share calculation for the fiscal year ended September 27, 2008, because their inclusion in a net loss period would be anti-dilutive.

(5)	For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and noncontrolling interest and after eliminating undistributed earnings of equity method investees and before fixed charges. Fixed charges consist of interest expense incurred, the portion of rental expense under operating leases deemed by management to be representative of the interest factor and amortization of deferred financing costs. For the fiscal year ended September 27, 2008, earnings were insufficient to cover fixed charges by approximately $360.5 million, and the ratio for that fiscal year is not considered meaningful. For the fiscal quarters ended December 25, 2010 and December 24, 2011, earnings were insufficient to cover fixed charges by approximately $15.5 million and $20.8 million, respectively, and the ratios for those three-month periods are not considered meaningful. Generally, we have incurred a net loss in the first quarter of our fiscal year due to the seasonality of our Garden Products operating segment.

The exchange offer

General

In connection with the issuance of $50.0 million outstanding notes on February 13, 2012, we entered into a registration rights agreement with the initial purchasers for the outstanding notes, which provides for the exchange offer. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Under the registration rights agreements, we agreed to:

•	file and cause to become effective a registration statement with respect to an offer to exchange the outstanding notes for the exchange notes; or

•	in certain circumstances file and cause to become effective a shelf registration statement with respect to the resale of the outstanding notes.

The exchange offer being made hereby, if completed by May 13, 2012, will satisfy those requirements under the registration rights agreement. If the exchange offer is not completed by May 13, 2012 and a shelf registration statement has not been declared effective, then the interest rates on the outstanding notes will increase by 0.25% per annum during the 90-day period immediately following May 13, 2012 and will increase by 0.25% per annum at the end of each subsequent 90-day period until the exchange offer is completed or a shelf registration statement is declared effective. In no event shall the additional interest exceed 1.00% per annum.

Purpose and effect of the exchange offer

The exchange offer will give holders of outstanding notes the opportunity to exchange the outstanding notes for exchange notes that have been registered under the Securities Act. The exchange notes will be substantially similar in all material respects to the outstanding notes. We are subject to the informational requirements of the Exchange Act. To satisfy those requirements, we file reports and other information with the SEC that will be made available to the holders of the outstanding notes, if any are outstanding after the exchange offer, and the exchange notes and the general public.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

If you participate in the exchange offer, you will receive an exchange note of equal principal amount and with limited exceptions, receive securities that are freely tradable and not subject to restrictions on transfer. See “—Resales of exchange notes” for more information relating to your ability to transfer the exchange notes.

If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, you will not have any further registration rights, except in limited circumstances. Outstanding notes will continue to bear interest at the current rate and will continue to be subject to all of the terms and conditions specified in the indenture, including restrictions on transfer under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of distribution.”

Terms of the exchange offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the outstanding notes and completion of the exchange offer is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. The outstanding notes may be tendered only in a minimum denomination of $2,000 and integral multiples of $1,000 principal amount thereafter. The exchange notes will be delivered on the earliest practicable date following the exchange date.

The form and terms of the exchange notes will be substantially identical to the form and terms of the respective series of outstanding notes, except the exchange notes:

•	will be registered under the Securities Act; and

•	will not bear legends restricting their transfer.

The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see the caption “Description of exchange notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $50.0 million aggregate principal amount of the outstanding notes are outstanding. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The outstanding notes are and the exchange notes will be part of a series of notes we issued in March 2010. Upon the issuance of the outstanding notes, total amount of notes of this series outstanding was $450 million.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of outstanding notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange promptly on or after the date of acceptance for exchange of the outstanding notes. The exchange date will be the first business day following the expiration date unless it is extended as described in this prospectus. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Conditions.”

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the caption “—Fees and expenses” for more details regarding fees and expenses incurred in the exchange offer.

Expiration of the exchange offer; extensions; amendments

The exchange offer will expire at 11:59 p.m., New York City time, on                 , 2012. The exchange offer can be extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will notify the exchange agent orally, confirmed in writing, or in writing, of any extension. We will notify the registered holders of outstanding notes by public announcement of the extension no later than 11:59 p.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions

Despite any other term of the exchange offer, we will not be required to accept for exchange any outstanding notes and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

•

the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

•	We will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under the caption “—Resale of exchange notes”; and

•

any other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of an extension to their holders. Any delay in accepting any outstanding notes will be consistent with Rule 14e-1(c) under the Exchange Act. During an extension, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. By public announcement we will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes promptly. If we amend the exchange offer in a manner that we consider material, we will disclose the amendment by means of a prospectus supplement.

These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time or at various times.

We will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any outstanding notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for tendering

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the outstanding notes are held in book-entry accounts maintained by the exchange agent at DTC, a holder need not submit a letter of transmittal. However, all holders who exchange their outstanding notes for exchange notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.

Holders of outstanding notes may hold their notes either directly through DTC. If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes in book-entry form directly through DTC, you must submit an instruction and follow the procedures for book-entry transfer as provided under “—Book-entry transfer.”

Only a registered holder of record of outstanding notes may tender outstanding notes in the exchange offer. If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you may request your respective broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you. Alternatively, if you are a beneficial owner and you wish to act on your own behalf in connection with the exchange offer, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all of the outstanding notes held by the holder, the tendering holder should so indicate. The amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of outstanding notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book entry transfer,” to the exchange agent is at the election and risk of the holder. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or outstanding notes to us. Delivery of documents to DTC in accordance with their respective procedures will not constitute delivery to the exchange agent.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date. If the applicable letter of transmittal is signed by the record holder(s) of the outstanding notes tendered, the signature must correspond with the name(s) written on the face of the outstanding note without alteration, enlargement or any change whatsoever. If a letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the outstanding notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or “an eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If a letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

If a letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived.

Outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-entry transfer

The exchange agent has established an account with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for such transfer. The exchange for outstanding notes so tendered will only be made after a timely confirmation of a book-entry transfer of outstanding notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express or deemed acknowledgment from a participant tendering outstanding notes and that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgement from the tendering participant that the representations contained in the appropriate letter of transmittal and described below are true and correct.

Resale of exchange notes

By signing the letter of transmittal, or causing DTC to transmit an agent’s message to the exchange agent, each tendering holder of outstanding notes will represent to us that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•

if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see the caption “Plan of distribution”); and

•	the holder is not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

Withdrawal of tenders

Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time before expiration of the exchange offer.

For a withdrawal to be effective:

•

The exchange agent must receive a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under the caption “—Exchange agent”; or

•	the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding notes to be withdrawn;

•	be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the outstanding notes are to be re-registered, if different from that of the withdrawing holder.

If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any outstanding notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under the caption “—Procedures for tendering” above at any time on or before expiration of the exchange offer.

Exchange agent

Wells Fargo Bank, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

For All Deliveries:

Wells Fargo Bank, National Association

608 2nd Avenue South, 12th Floor

MAC: N9303-121

Minneapolis, MN 55402

Attention: Bondholder Communications

By Facsimile Transmission (for Eligible Institutions Only): (612) 667-9825

To Confirm by Telephone or for Information Call: (800) 344-5128

Fees and expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by facsimile, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	our accounting and legal fees; and

•	our printing and mailing costs.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the outstanding notes;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting treatment

As the terms of the exchange notes and the outstanding notes are identical in all material respects, we will record the exchange notes in our accounting records at the same carrying value as the outstanding notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. Costs of the exchange offer will be deferred and amortized to interest expense over the term of the notes.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

Description of certain indebtedness

Senior credit facility

On June 8, 2011, we amended our $275 million, five-year senior secured revolving credit facility (the “Credit Facility”) included in our Amended and Restated Credit Agreement (the “Credit Agreement”). Under the modified terms, the Credit Facility has a borrowing capacity of $375 million, an increase of $100 million, and an extension of maturity date by approximately one year, to June 2016. The Credit Facility bears lower interest rates and commitment fees and requires less interest coverage. We continue to have the option to increase the size of the Credit Facility by an additional $200 million of incremental term loans and/or revolving loans should we exercise our option and one or more lenders are willing to make such increased amounts available to us. There was an outstanding balance of $60.0 million as of December 24, 2011 under the Credit Facility. There were no letters of credit outstanding under the Credit Facility. As of December 24, 2011, there were $315.0 million of undrawn availability under the Credit Facility or $176.1 million, after giving effect to the financial covenants in the Credit Agreement.

Interest on the amended Credit Facility is based, at our option, on a rate equal to the Alternate Base Rate (ABR), which is the greatest of the prime rate, the Federal Funds rate plus  1/2 of 1% or one month LIBOR plus 1%, plus a margin, which fluctuates from 0.75% to 1.75%, or LIBOR plus a margin, which fluctuates from 1.75% to 2.75% and commitment fees that range from 0.30% to 0.50%, determined quarterly based on consolidated total debt to consolidated EBITDA for the most recent trailing 12-month period. As of December 24, 2011, the applicable interest rate on the Credit Facility related to alternate base rate borrowings was 5.0%, and the applicable interest rate related to LIBOR rate borrowings was 3.0%.

The Credit Facility is guaranteed by our material subsidiaries and is secured by our assets, excluding real property but including substantially all of the capital stock of our subsidiaries. The Credit Agreement contains certain financial and other covenants which require us to maintain minimum levels of interest coverage and maximum levels of senior debt to EBITDA and that restrict our ability to repurchase our stock, make investments in or acquisitions of other businesses and pay dividends above certain levels over the life of the Credit Facility. Under the terms of our Credit Facility, we may make restricted payments, including cash dividends and stock repurchases, in an aggregate amount initially not to exceed $200 million over the life of the Credit Facility, subject to qualifications and baskets as defined in the Credit Agreement. As of December 24, 2011, our Total Leverage Ratio, as defined in the Credit Agreement, was 3.9 to 1.0, and our Senior Secured Leverage Ratio, as defined in the Credit Agreement with a maximum of 2.0 to 1.0, was 0.5 to 1.0. Our minimum Interest Coverage Ratio was 2.50 times. As of December 24, 2011, our Interest Coverage ratio was 3.2 times. Apart from the covenants limiting restricted payments and capital expenditures, the Credit Facility does not restrict the use of retained earnings or net income. We were in compliance with all financial covenants as of December 24, 2011.

We recorded a loss on extinguishment of debt of $0.1 million for the fiscal year ended September 24, 2011, as part of interest expense, related to the portion of unamortized deferred financing costs for a lender under the existing facility that is not a lender under the modified Credit Facility. We will amortize the remaining $2.4 million of unamortized deferred financing costs related to the existing Credit Facility, as well as approximately $1.1 million of costs incurred as part of the modified Credit Facility, over the five year term of the modified Credit Facility.

8.25% Senior Subordinated Notes due 2018

On March 8, 2010, we issued $400,000,000 aggregate principal amount of our 8.25% Senior Subordinated Notes due 2018 under an indenture dated as of March 8, 2010 (the “March 2010 notes”). The outstanding notes are, and the exchange notes will be, part of the same series as the March 2010 notes and will have substantially the same terms as those of the March 2010 notes, except that the transfer restrictions, the registration rights as described under “Exchange offer; registration rights” and the additional interest provisions that apply to the outstanding notes do not apply to the exchange notes and the March 2010 notes. See “Description of exchange notes”. As a result of the issuance of the outstanding notes, the outstanding aggregate principal amount of our 8.25% Senior Subordinated Notes due 2018 is $450 million.

Description of exchange notes

Central will issue the exchange notes under an indenture among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of the notes. Copies of the indenture are available as set forth under “Where you can find more information.”

For purposes of this section, references to the words “we,” “us,” “our” and “Company” mean only Central Garden & Pet Company but not any of its Subsidiaries.

The exchange notes being offered hereby will be issued under an existing indenture dated March 8, 2010 (the “Indenture”), as supplemented by the first supplemental indenture dated March 8, 2010 and the second supplemental indenture dated February 13, 2012, each with Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Company previously issued $400,000,000 aggregate principal amount of 8.25% senior subordinated notes due 2018 under the Indenture on March 8, 2010 (the ‘‘Existing Notes’’). The exchange notes offered hereby and the outstanding notes will be treated as a single series with the Existing Notes. The exchange notes will have substantially the same terms as those of the Existing Notes and the outstanding notes, except the outstanding notes are subject to transfer restrictions and have registration rights as described under “Exchange offer; registration rights”. The following is a summary of the material provisions of the Indenture as supplemented as described above. It does not include all of the provisions of the Indenture, as supplemented. We urge you to read the Indenture, as supplemented, because it defines your rights. The terms of the exchange notes offered hereby include those stated in the Indenture, as supplemented, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the Issue Date. A copy of the Indenture, as supplemented, may be obtained from the Company.

A registered holder of an exchange note being offered hereby (each, a “Holder”) will be treated as its owner for all purposes. Only registered Holders will have rights under the Indenture.

You can find the definition of capitalized terms used in this section under ‘‘—Certain Definitions.’’ When we refer to ‘‘Notes’’ in this section, we mean the Existing Notes, the outstanding notes and the exchange notes offered hereby.

Brief description of the notes and the guarantees

The Notes will be:

•	unsecured senior subordinated obligations of ours;

•	subordinated in right of payment to all of our existing and future Senior Debt, including the Credit Facility;

•	pari passu in right of payment with the Existing Notes and any future senior subordinated Indebtedness;

•	guaranteed by certain of our Domestic Restricted Subsidiaries; and

•	structurally subordinated to all liabilities of our Subsidiaries that are not Guarantors (including Securitization Entities).

The Guarantees will be:

•	unsecured senior subordinated obligations of each Guarantor;

•	subordinated in right of payment with all existing and future Senior Debt of each Guarantor, including guaranties of the Credit Facility;

•	pari passu in right of payment to each Guarantor’s guarantee of any future senior subordinated Indebtedness of such Guarantor; and apply to the outstanding notes

•	structurally subordinated to all liabilities of any Subsidiary of a Guarantor that is not a Guarantor (including Securitization Entities).

Principal, maturity and interest

The Company will issue up to an aggregate principal amount of $50 million of exchange notes offered hereby. The exchange notes will mature on March 1, 2018. The terms of the exchange notes are substantially identical to the outstanding notes and the Existing Notes, except that the transfer restrictions, registration rights as described under “Exchange offer; registration rights”, and additional interest provisions that apply to the outstanding notes do not apply to the exchange notes and the Existing Notes. The exchange notes, the outstanding notes and the Existing Notes are part of the same series of notes under the Indenture and will be treated as part of a single series for all purposes under the Indenture. However, until the outstanding notes are exchanged for exchange notes, or the outstanding notes have otherwise become freely tradeable and the restrictive legend has been removed therefrom, they will have a different CUSIP number or numbers than that of the exchange notes offered hereby and the Existing Notes and will not be fungible with the exchange notes offered hereby and the Existing Notes. Upon the issuance of the outstanding notes, the aggregate principal amount of our 8.25% Senior Subordinated Notes due 2018 totaled $450 million. Subject to the Company’s compliance with the “Limitation on incurrence of additional indebtedness” covenant, the Company is permitted to issue more notes of the same series as the Notes under the Indenture (the “Additional Notes”) and additional notes of other series. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of notes,” references to the Notes include any Additional Notes actually issued. All Additional Notes will be substantially identical to other Notes other than the issuance dates and any required legends and will constitute a part of the same series. We will issue the Notes in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as registrar (the “Registrar”) and principal paying agent (the “Principal Paying Agent,” and together with any additional paying agent and transfer agent appointed from time to time, the “Paying Agents”). The Notes may be presented for registration of transfer and exchange at the offices of the Registrar and at the offices of any Paying Agent appointed in respect of any Notes. We may change any Paying Agent and the Registrar without notice to Holders or appoint additional or other paying and transfer agents. We will pay principal (and premium, if any) on the Notes at the Trustee’s corporate office in Minneapolis, Minnesota and at the offices of any Paying Agent appointed in respect of any Notes. At the Company’s option, interest also may be paid by mailing a check to the Holder’s registered address.

Interest on the outstanding notes and exchange notes will accrue from September 1, 2011 at the rate of 8.25% per annum (calculated on the basis of a 360-day year comprised of 12 months of 30 days). Interest on the Notes will be payable semi-annually in cash in arrears on each March 1 and September 1, and with respect to the exchange notes, the first interest payment date will be September 1, 2012. The Company will make interest payments to the Holders at the close of business on February 15 and August 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from their Issue Date or, if interest has already been paid, from the most recent date on which interest on the Notes was paid.

Additional interest is payable with respect to the outstanding notes in certain circumstances if we do not consummate the exchange offer (or shelf registration, if applicable) as described in this prospectus under the heading “Exchange offer; registration rights”.

Redemption

Optional redemption

At any time prior to March 1, 2014, we may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

On and after March 1, 2014, we may redeem the Notes at our option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed, as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 1 of the year set forth below:

Year	Redemption Price
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

In addition, we must pay all accrued and unpaid interest on the Notes redeemed.

Optional redemption upon equity offerings

Prior to March 1, 2013, we may at our option on one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed, as a percentage of principal amount) of 108.25%, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds from one or more Equity Offerings; provided, however, that

(1)	at least 65% of the aggregate principal amount of each of the Notes (which includes Additional Notes, if any) issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by us or any of our Affiliates); and

(2)	each such redemption occurs within 90 days after the date of closing of the related Equity Offering.

Selection and notice of redemption

In the event that we choose to redeem less than all of the Notes, selection of the Notes of such series for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. No Notes of a principal amount of $100,000 or less shall be redeemed in part.

Mandatory redemption; offers to purchase; open market purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the caption “—Change of control” and the “Limitation on asset sales” covenant. We may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

Senior indebtedness versus Notes and Guarantees

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee will be subordinate in right of payment to the prior payment in full of all of our Senior Debt or the Senior Debt of the relevant Guarantor, as the case may be, including, without limitation, our obligations and those of any Guarantor under the Credit Facility.

As of December 24, 2011, after giving effect to this offering and the use of proceeds therefrom, approximately $12.2 million of Senior Debt of the Company and the Guarantors (without duplication) would have been outstanding.

Subject to certain conditions contained in our Credit Facility, as of December 24, 2011, we would have had additional availability of approximately $362.8 million for borrowing of Senior Debt under the Credit Facility. Although the Indenture will contain limitations on the amount of additional Indebtedness that we and the Guarantors may incur, under certain circumstances the amount of such additional Indebtedness could be substantial and such Indebtedness may be Senior Debt. See “—Certain covenants—Limitation on incurrence of additional indebtedness.”

Liabilities of subsidiaries versus Notes and Guarantees

Claims of creditors of Subsidiaries of ours that are not Guarantors, including trade creditors holding Indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including Holders, even if such claims do not constitute Senior Debt. Accordingly, the Notes and each Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries. As of December 24, 2011, the Notes and related Guarantees would have been structurally subordinated in right of payment to approximately $30.4 million of liabilities of our non-Guarantor subsidiaries, including trade and other payables.

Although the Indenture will limit the incurrence of Indebtedness and Preferred Stock by our Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture will not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture. See “—Certain covenants—Limitation on incurrence of additional indebtedness” and “—Certain covenants—Limitation on preferred stock of restricted subsidiaries.”

Other senior subordinated debt versus Notes

Only Indebtedness of ours or of a Guarantor that constitutes Senior Debt will rank senior to the Notes and the relevant Guarantee in accordance with the provisions of the Indenture. The Notes and each Guarantee will in all respects rank pari passu with all other Senior Subordinated Debt of ours and of the applicable Guarantor.

Subordination; payment of Notes

The payment of principal, interest and premium, if any, on the Notes and all Obligations relating thereto will be subordinated to the prior payment in full of all Senior Debt of the Company and all Obligations relating thereto, including Senior Debt incurred after the date of the Indenture. In the event of any distribution to creditors of the Company:

(1)	in a liquidation or dissolution of the Company;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3)	in an assignment for the benefit of creditors; or

(4)	in any marshaling of the Company’s assets and liabilities;

the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Legal defeasance and covenant defeasance”).

We are not permitted to pay, in cash or in property by set off or otherwise, principal of, premium, if any, or interest on the Notes or any Obligations related thereto or make any deposit to the trust described under “Legal defeasance and covenant defeasance” (except in Permitted Junior Securities or from the trust described under “— Legal defeasance and covenant defeasance”) and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the notes”) if either of the following occurs:

(1)	a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2)	any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee and the Company receives a notice of such default (a “Payment Blockage Notice”) from the holders of any Designated Senior Debt (or their representative);

Payments on the Notes may and will be resumed:

(1)	in the case of a payment default, upon the date on which such default is cured or waived; and

(2)	in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1)	360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal, interest and premium, if any, on the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default is cured or waived for a period of not less than 90 consecutive days.

If the trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “—Legal defeasance and covenant defeasance”) when:

(1)	the payment is prohibited by these subordination provisions; and

(2)	the trustee or the Holder has actual knowledge that the payment is prohibited the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative as their interests may appear.

The Company or the Trustee must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See “Risk factors—Risks relating to the notes—Your right to receive payments on the notes and the guarantees is junior to our existing senior indebtedness and possibly all of our future borrowings.”

The obligations of each Guarantor under its Subsidiary Guarantee will be subordinated to the Senior Debt of that Guarantor on the same terms described above.

Guarantees

The obligations of the Company under the Indenture will be fully and unconditionally guaranteed on a senior subordinated basis by all of our Domestic Restricted Subsidiaries that guarantee our Credit Facility (other than one inactive Subsidiary with nominal assets). Notwithstanding the foregoing, any domestic Subsidiary of the Company that at any time has total assets of less than $1,000,000, as reflected on such Subsidiary’s most recent balance sheet as of the date of determination, or consolidated cash flow for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination of less than $500,000, will not be required to become a Guarantor or to execute a Subsidiary Guarantee unless it guarantees other Indebtedness of the Company or a Restricted Subsidiary of the Company. The obligations of each Domestic Restricted Subsidiary under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk factors—Risks relating to the notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.” On the Issue Date, except for Tech Pac, L.L.C., all of our Subsidiaries are Restricted Subsidiaries.

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including, without limitation, guarantees and other contingent liabilities) of that Guarantor and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk factors—Risks relating to the notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

Pursuant to the Indenture, a Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “—Certain covenants—Merger, consolidation and sale of assets;” provided, however, that if such other Person is not the Company or a Guarantor, such Guarantor’s obligations under its Guarantee must be expressly assumed by such other Person, subject to the following paragraph.

The Guarantee of a Guarantor will be released:

(1)	upon the sale or other disposition (including by way of consolidation or merger) of such Guarantor;

(2)	upon the sale or disposition of all or substantially all of the assets of such Guarantor;

(3)	upon the release of such Guarantor from its guarantee, if any, and of all pledges and security, if any, granted by such Guarantor in connection with the Credit Facility;

(4)	upon the designation of such Guarantor as an Unrestricted Subsidiary pursuant to the terms of the Indenture; or

(5)	if we exercise our Legal Defeasance option or Covenant Defeasance option as described under “—Legal defeasance and covenant defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “—Satisfaction and discharge;”

in the case of clauses (1) and (2), other than to us or one of our Affiliates and as permitted by the Indenture and we will comply with our obligations under the “Limitation on asset sales” covenant in respect of such disposition.

Change of control

If a Change of Control occurs, each Holder will have the right to require that we purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, we must send, by first class mail, a notice to the Trustee and each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

Holders electing to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Credit Facility prohibits us from purchasing any Notes (subject to certain limited exceptions) and also provides that the occurrence of certain change of control events with respect to us constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar provisions. Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, we covenant to:

(1)	repay in full all Indebtedness under the Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control; or

(2)	obtain the requisite consents under the Credit Facility and all such other Senior Debt to permit the repurchase of the Notes as provided below.

Our failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (3) and not in clause (2) under “—Events of default” below which would, in turn, constitute a default under the Credit Facility. In such circumstances, the subordination provisions of the Indenture would likely restrict payment to the Holders.

We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding Notes pursuant to a Change of Control Offer, we expect that we would seek third party financing to the extent we do not have available funds to meet our purchase obligations. However, there can be no assurance that we would be able to obtain such financing.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between us and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain other transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a

Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the “Limitation on incurrence of additional indebtedness” covenant. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us.

The definition of “Change of Control” includes a disposition of all or substantially all of our assets to any Person. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of our assets. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require us to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the consent of the holders of a majority in principal amount of the Notes.

We will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that we comply with the provisions of any such securities laws or regulations, we shall not be deemed to have breached our obligations under the “Change of Control” provisions of the Indenture.

Certain covenants

Covenant suspension

During any period of time following the Issue Date that (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), we and our Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

(1)	“—Limitation on incurrence of additional indebtedness;”

(2)	“—Limitation on restricted payments;”

(3)	“—Limitation on asset sales;”

(4)	“—Limitation on dividend and other payment restrictions affecting subsidiaries;”

(5)	“—Limitation on preferred stock of restricted subsidiaries;”

(6)	“—Prohibition on incurrence of senior subordinated debt;”

(7)	clause (2) of the first paragraph of “—Merger, consolidation and sale of assets;”

(8)	“—Limitation on transactions with affiliates;” and

(9)	“—Future guarantees by restricted subsidiaries;”

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Net Cash Proceeds with respect to any applicable Asset Sale Offer Trigger Date (as defined below) shall be set at zero at such date (the “Suspension Date”). In addition, in the event that we and our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Within 30 days of the Reversion Date, any Restricted Subsidiary that would have been required during the Suspension Period but for the Suspended Covenants by the “Future Guarantees by Restricted Subsidiaries” covenant to execute a supplemental indenture will execute such supplemental indenture required by such covenant. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred or issued pursuant to the “—Limitation on incurrence of additional indebtedness” covenant to the extent such Indebtedness would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date. To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to the “—Limitation on incurrence of additional indebtedness” covenant, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under paragraph (3) of the definition of Permitted Indebtedness.

Restricted Payments made during the Suspension Period will be deemed to have been made pursuant to the first paragraph of the “—Limitation on restricted payments” covenant.

Limitation on incurrence of additional indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Company’s Consolidated Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1.0.

Limitation on restricted payments

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on or in respect of shares of the Company’s or any Restricted Subsidiary’s Capital Stock to holders of such Capital Stock (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends or distributions payable to the Company or a Restricted Subsidiary and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company or of a Restricted Subsidiary of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3)	purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company, or of any Guarantor, that is subordinate or junior in right of payment to the Notes or any Guarantee, as applicable (other than (x) any Indebtedness permitted under clause (6) of the definition of “Permitted Indebtedness” and (y) the purchase, defeasance or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of such purchase, defeasance or other acquisition); or

(4)	make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”): unless, at the time of such Restricted Payment and immediately after giving effect thereto:

(i)	no Default or an Event of Default shall have occurred and be continuing;

(ii)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Limitation on incurrence of additional indebtedness;” and

(iii)	the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Existing Bonds Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (7) and (8) of the following paragraph) is less than the sum of without duplication, the following:

(A)	50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period (treated as one accounting period) from the first day of the Company’s second fiscal quarter of fiscal year 2003 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(B)	100% of the aggregate net cash proceeds and the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Existing Bonds Issue Date of Qualified Capital Stock of the Company (other than Designated Preferred Stock); plus

(C)	the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Existing Bonds Issue Date of any Indebtedness of the Company for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness; plus

(D)	an amount equal to the sum of (I) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by the Company or any Restricted Subsidiary since the Existing Bonds Issue Date (A) from any sale or other disposition of any Investment (other than a Permitted Investment) in any Person (including an Unrestricted Subsidiary) made by the Company and its Restricted Subsidiaries and (B) representing the return of capital or principal (excluding dividends and distributions otherwise included in Consolidated Net Income) with respect to such Investment, and (II) the portion (proportionate to the Company’s equity interest in an Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that, in the case of item (II), the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; plus

(E)	$10.0 million.

Notwithstanding the foregoing, the provisions set forth in the preceding paragraph do not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

(2)	any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company (other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees and other than Designated Preferred Stock) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (iii)(B) of the preceding paragraph;

(3)	the defeasance, redemption, repurchase or other acquisition of any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Notes or the applicable Guarantee through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Refinancing Indebtedness that is subordinate or junior in right of payment to the Notes or the applicable Guarantee;

(4)	the redemption, repurchase or other acquisition or retirement for value of any Capital Stock of the Company, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees, or upon the death, disability, retirement, severance or termination of employment of management employees; provided that all such redemptions or repurchases pursuant to this clause (4) shall not exceed in any fiscal year $5 million (with unused amounts in any calendar year carried over to succeeding calendar years subject to a maximum of $15 million in any calendar year; provided that amounts in any calendar year may be increased by an amount not to exceed the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of the Company’s Capital Stock (other than Disqualified Capital Stock) to any member of the management or the Board of Directors of the Company or any Restricted Subsidiary);

(5)	repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(6)	repurchases of Capital Stock deemed to occur upon the exercise of stock options or the vesting of restricted stock grants to satisfy tax withholding obligations;

(7)	additional Restricted Payments since the Issue Date in an amount not to exceed $40 million;

(8)	payments of regularly scheduled or accrued dividends on Disqualified Capital Stock issued in compliance with the “Limitation on incurrence of additional indebtedness” covenant;

(9)	upon occurrence of a Change of Control and within 60 days after the completion of the Change of Control Offer pursuant to the “Change of control” covenant (including the purchase of all Notes tendered), any purchase or redemption of Obligations of the Company that are subordinate or junior in right of payment to the Notes required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (B) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Subsidiary;

(10)	the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis and the redemption, purchase, cancellation or other retirement of equity interests in a Restricted Subsidiary; and

(11)	redemption, repurchase or other acquisition or retirement of the Existing Senior Subordinated Notes.

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary as specified in the definition of “Unrestricted Subsidiary.” For purposes of making such determination, all outstanding Investments by the Company and its

Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All of those outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of the Investments at the time of such designation. Such designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this covenant.

As of September 24, 2011, the Company would have been able to make Restricted Payments of approximately $101.0 million pursuant to clause (iii) of the first paragraph of this covenant.

Limitation on asset sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company);

(2)	at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

(b)	any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(c)	any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $75.0 million and 7.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and

(d)	any Productive Assets,

shall, in each of (a), (b), (c) and (d) above, be deemed to be cash for the purposes of this provision or for purposes of the second paragraph of this covenant; and

(3)	upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof:

(A)	to prepay any Senior Debt or Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a corresponding reduction in the availability under such revolving credit facility (or, if required by the Credit Facility, effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment should be required)),

(B)	to reinvest in Productive Assets, (provided that this requirement shall be deemed satisfied if the Company or such Restricted Subsidiary by the end of such 365-day period has entered into a binding agreement under which it is contractually committed to reinvest in Productive Assets and such investment is consummated within 120 days from the date on which such binding agreement is entered into and, with respect to the amount of such investment, the reference to the 366th day after an Asset Sale in the second following sentence shall be deemed to be a reference to the 121st day after the date on which such binding agreement is entered into (but only if such 121st day occurs later than such 366th day)), and

(C)	a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B).

Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines by Board Resolution not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) above (the “Asset Sale Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been applied as set forth in clauses (3)(A), (3)(B) and (3)(C) above on or before such Asset Sale Offer Trigger Date (each an “Asset Sale Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Asset Sale Offer”) on a date (the “Asset Sale Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Asset Sale Offer Trigger Date, from all Holders and holders of any other Indebtedness of the Company or a Restricted Subsidiary ranking pari passu with the Notes requiring the making of such an offer (the “Pari Passu Debt”), on a pro rata basis, the maximum amount of Notes and such other Pari Passu Debt that may be purchased with the Asset Sale Offer Amount at a price equal to 100% of their principal amount, plus accrued and unpaid interest thereon, if any, to the date of purchase (or, in respect of such other Pari Passu Debt, such lesser price, if any, as may be provided for by the terms of such Pari Passu Debt) in accordance with the procedures (including pro-rating in the event of over-subscription and calculation of the principal amount of Notes denominated in different currencies) set forth in the Indenture.

If at any time any non-cash consideration (including any Designated Non-cash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

Notwithstanding the foregoing, if the Asset Sale Offer Amount is less than $50 million, the application of the Net Cash Proceeds constituting such Asset Sale Offer Amount to an Asset Sale Offer may be deferred until such time as such Asset Sale Offer Amount plus the aggregate amount of all Asset Sale Offer Amounts arising subsequent to the Asset Sale Offer Trigger Date relating to such initial Asset Sale Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $50 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Asset Sale Offer Amounts that have been so deferred to make an Asset Sale Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $50 million or more shall be deemed to be an Asset Sale Offer Trigger Date).

Each Asset Sale Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Asset Sale Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in a minimum of $1,000 or an integral multiples of $1,000 in excess thereof (provided that no Note will be purchased in part if such Note would have a remaining amount of less than $100,000) in exchange for cash. To the extent Holders properly tender Notes (and, if applicable, holders of Pari Passu Debt, tender Pari Passu Debt) in an aggregate amount exceeding the Asset Sale Offer Amount, Notes of tendering Holders and Pari Passu Debt of holders thereof will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Asset Sale Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Asset Sale Offer, the Asset Sale Offer Amount shall be reset at zero.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitation on asset sales” provisions of the Indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the “Limitation on asset sales” provisions of the Indenture by virtue thereof.

Limitation on dividend and other payment restrictions affecting subsidiaries

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1)	pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)	make loans or advances or pay any Indebtedness or other obligation owed to the Company or any Guarantor; or

(3)	transfer any of its property or assets to the Company or any Guarantor,

except, with respect to clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:

(a)	applicable law, rule, regulation or order;

(b)	the Indenture, the Notes and the Guarantees;

(c)	non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company entered into in the ordinary course of business;

(d)	any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)	the Credit Facility in effect on the Issue Date or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are either (i) contained in, or not materially more restrictive than those contained in, the Credit Facility in effect prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (ii) ordinary and customary with respect to syndicated bank loans in the market at the time such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are entered into;

(f)	agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(g)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(h)	restrictions imposed by any agreement to sell assets or Capital Stock to any Person pending the closing of such sale which is not prohibited by the Indenture;

(i)	any agreement or instrument governing Capital Stock of any Person that is acquired;

(j)	any Purchase Money Note or other Indebtedness or other contractual requirements in connection with a Qualified Securitization Transaction;

(k)	other Indebtedness outstanding on the Issue Date or permitted to be incurred under the Indenture; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred;

(l)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(m)

any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (d) and (f) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors (evidenced by a Board Resolution) whose judgment shall be conclusively binding, either (i) not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (ii) ordinary and customary with respect to such instruments or obligations at the time such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are entered into;

(n)	encumbrances or restrictions contained in any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(o)	customary provisions in joint venture, asset sale, stock purchase and merger agreements and other similar agreements; and

(p)	customary provisions in leases, licenses and other agreements entered into in the ordinary course of business.

Limitation on preferred stock of restricted subsidiaries

The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

Limitation on liens

The Company will not, and will not cause or permit any Restricted Subsidiary to incur or suffer to exist any Lien securing Indebtedness (other than Permitted Liens or Liens securing Senior Debt) upon any of its assets (including Capital Stock of a Restricted Subsidiary), whether owned at the date the Notes are first issued or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

(a)	if such Lien secures Senior Subordinated Debt, the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis with such Indebtedness for so long as such Senior Subordinated Debt is secured by such Lien; and

(b)	if such Lien secures Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness will be subordinated and junior to a Lien securing the Notes or the Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Guarantees.

Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien on such other Indebtedness and that holders of such other Indebtedness may exclusively control the disposition of property subject to such Lien.

Prohibition on incurrence of senior subordinated debt

The Company will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor’s Guarantee, as the case may be,

and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

Merger, consolidation and sale of assets

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) to any Person unless:

(1)	either:

(a)	the Company shall be the surviving or continuing corporation; or

(b)	the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)	shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia; and

(y)	shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture to be performed or observed on the part of the Company; and

(2)	except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (l)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (A) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitation on Incurrence of Additional Indebtedness” covenant or (B) the Consolidated Fixed Charge Coverage Ratio for the Company or the Surviving Entity, as the case may be, and its Restricted Subsidiaries on a consolidated basis would be (x) equal to or greater than 1.75 to 1 and (y) greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction; and

(3)	except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1) (b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)	the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. However, transfer of assets between or among the Company and its Restricted Subsidiaries will not be subject to this covenant.

The Indenture will also provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance or transfer (but not a lease), the conveyor or transferor (but not a lessor) will be released from the provisions of the Indenture.

The Company will not permit any Guarantor to consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all of its assets to any Person unless:

(1)	(except in the case of a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or through the sale of all or substantially all of its assets (such sale constituting the disposition of such Guarantor in its entirety), if in connection therewith the Company provides an officers’ certificate to the Trustee to the effect that the Company will comply with its obligations under the “Limitation on asset sales” covenant in respect of such disposition) the resulting, surviving or transferee Person (if not a Guarantor) shall be a Person organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor, if any, under its Guarantee;

(2)	except in the case of a merger of a Guarantor with or into the Company or another Guarantor and except in the case of a merger entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by the immediately preceding clause (1) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

except in the case of a merger of a Guarantor with or into the Company or another Guarantor and except in the case of a merger entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, the Company shall have delivered to the

Trustee an officers’ certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Limitations on transactions with affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an “Affiliate Transaction”) involving aggregate payment or consideration in excess of $10 million, unless:

(1)	such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company, and

(2)	the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company or a resolution of the Audit Committee of the Board of Directors of the Company approved by a majority of the members of the Audit Committee approving such Affiliate Transaction and set forth in an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above.

The restrictions set forth in the first paragraph of this covenant shall not apply to:

(1)	reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or a committee thereof;

(2)	transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture;

(3)	any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Company’s Board of Directors;

(4)	Restricted Payments or Permitted Investments permitted by the Indenture;

(5)	transactions effected as part of a Qualified Securitization Transaction;

(6)	transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, Capital Stock in, or controls, such Person;

(7)	payments or loans to employees or consultants that are approved by a majority of the independent directors of the Company’s Board of Directors or by the Company’s compensation committee;

(8)	sales of Qualified Capital Stock to Affiliates of the Company;

(9)	transactions permitted by, and complying with, the provisions of the “Merger, consolidation and sale of assets” covenant; and

(10)	transactions in which the Company or any Restricted Subsidiary, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to the Company or such Restricted Subsidiary or is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company.

Future guarantees by restricted subsidiaries

The Company will cause each future Domestic Restricted Subsidiary that Guarantees the Credit Facility after the Issue Date to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations under the Indenture on a senior subordinated basis. Notwithstanding the foregoing, any domestic Subsidiary of the Company that at any time has total assets of less than $1,000,000, as reflected on such Subsidiary’s most recent balance sheet as of the date of determination, or consolidated cash flow for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of determination of less than $500,000, will not be required to become a Guarantor or to execute a Subsidiary Guarantee unless it guarantees other Indebtedness of the Company or a Restricted Subsidiary of the Company.

In the event any Guarantor is released and discharged in full from all of its obligations under guarantees of the Credit Facility, then the Guarantee of such Guarantor shall be automatically and unconditionally released or discharged; provided, that such Restricted Subsidiary has not incurred any Indebtedness in reliance on its status as a Guarantor under the covenant “—Certain covenants—Incurrence of additional indebtedness” unless such Guarantor’s obligations under such Indebtedness so incurred are satisfied in full and discharged or are otherwise permitted under one of the exceptions available at the time of such release to Restricted Subsidiaries under the second paragraph of “—Certain covenants—Incurrence of additional indebtedness.”

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Reports to holders

The Indenture will provide that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms,

including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)	all current information that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations.

For so long as the Notes are outstanding, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors.

Each report or document required to be furnished or delivered pursuant to the Indenture shall be deemed to have been so furnished or delivered on the date on which the Company posts such document on its website at www.central.com, or when such document is posted on the SEC’s website at www.sec.gov; provided, that the Company shall either (i) deliver paper copies of all such documents or (ii) provide copies of all such documents by electronic delivery to the Trustee or any Holder that requests the Company to deliver copies of all such documents until a request to cease delivering copies of all such documents is given by the Trustee or such Holder.

Events of default

The following events are defined in the Indenture as “Events of Default”:

(1)	the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(2)	the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer on the date specified for such payment in the applicable offer to purchase) (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(3)	a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “Merger, consolidation and sale of assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)

the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than the failure by a Securitization Entity to pay Indebtedness owed to the Company or a Restricted Subsidiary of the Company), or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such

Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $30 million or more at any time;

(5)	one or more judgments in an aggregate amount in excess of $30 million (to the extent not covered by independent third party insurance as to which the insurer does not dispute the coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6)	except as permitted by the Indenture, any Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under its Guarantee; or

(7)	certain events of bankruptcy with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same:

(1)	shall become immediately due and payable; or

(2)	if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility and five business days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing.

If an Event of Default specified in clause (7) above occurs and is continuing with respect to the Company, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances (including reasonable fees and expenses of its counsel and agents); and

(5)	in the event of the cure or waiver of an Event of Default of the type described in clause (7) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, we will be required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof; provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default.

Legal defeasance and covenant defeasance

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2)	our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3)	the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof in such amounts as will be sufficient, in the opinion of the Company as evidenced by an Officers’ Certificate, to pay the principal amount at maturity of, premium and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(1)	in the case of Legal Defeasance, we shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that:

(a)	we have received from, or there has been published by the Internal Revenue Service a ruling or

(b)	since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(2)	in the case of Covenant Defeasance, we shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(3)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(4)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(5)	we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the Holders over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

(6)	we shall have delivered to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(7)	we shall have delivered to the Trustee an Opinion of Counsel to the effect that:

(a)	the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture, and

(b)	after the 91st day following the deposit, the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code; and

(8)	certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes of a series when

(1)	either:

(a)	all Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation, or

(b)	all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(2)	we have paid all other sums payable under the Indenture by us with respect to such series.

The Trustee will acknowledge the satisfaction and discharge of the Indenture if we have delivered to the Trustee an officers’ certificate and Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to such series have been complied with.

Modification of the indenture

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture to:

(1)	cure any ambiguity, defect or inconsistency;

(2)	provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of the Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(3)	provide for the assumption of our or a Guarantor’s obligations to the Holders of the Notes by a successor to us or a Guarantor pursuant to the “Merger, consolidation and sale of assets” covenant;

(4)	make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Notes;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6)	provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(7)	allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

(8)	remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee;

(9)	make appropriate provision in connection with the appointment of a successor trustee; or

(10)	to conform the text of the Indenture, the Guarantees or the Notes to any provision of this “Description of notes” to the extent that such provision in this “Description of notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes.

Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment; supplement or waiver;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)	reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)	make any Notes payable in money other than that stated in the Notes;

(5)	make any change in the provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; or

(6)	after our obligation to purchase Notes arises thereunder, amend, change or modify in any material respect our obligation to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred.

Any modification or change in any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders will require the consent of 75% in principal amount of the then outstanding Notes.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt of the Company or a Guarantor then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change.

It is not necessary for the consent of Holders to approve the particular form of any amendment or waiver, but it shall be sufficient if such Holders’ consent approves the substance thereof.

For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action under the Indenture, the principal amount of Notes shall be determined as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Company.

Notices

All notices to Holders will be validly given if mailed to them at their respective addresses in the register of the Holders, if any, maintained by the Registrar.

Governing law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of ours, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee is permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

No personal liability of officers, directors, employees or stockholders

No director, officer, employee, incorporator or stockholder of ours or any Guarantor or any other subsidiary of the Guarantor, as such, will have any liability for any obligations of ours or any Guarantor under the Notes, the Indenture or any Guarantee or for any claim based on, in respect of; or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a

Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver and release may not be effective to waive certain liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver may be against public policy.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, including Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Applicable Premium” means, with respect to any Notes on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess, if any, of

(a)	the present value at such Redemption Date of (i) the redemption price of the Notes at March 1, 2014 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all required interest payments due on such Note through March 1, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate, as of such Redemption Date plus 50 basis points; over

(b)	the principal amount of such Note.

“Asset Acquisition” means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of the Company of:

(1)	any Capital Stock of any Restricted Subsidiary of the Company, or

(2)	any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales or other dispositions shall not include:

(a)	a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $25 million;

(b)	the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under “Certain covenants—Merger, consolidation and sale of assets” or any disposition that constitutes a Change of Control;

(c)	the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(d)	disposals or replacements of obsolete equipment in the ordinary course of business;

(e)	the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted under the “Limitation on restricted payments” covenant or pursuant to any Permitted Investment;

(f)	sales or contributions of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (f), Purchase Money Notes shall be deemed to be cash);

(g)	a Restricted Payment that is permitted by the covenant described above under the title “Certain covenants—. Limitation on restricted payments;”

(h)	sales, dispositions of cash or Cash Equivalents;

(i)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); and

(j)	the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business.

“Board of Directors” means

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a resolution of such Person duly adopted by the Board of Directors of such Person and in full force and effect.

“Borrowing Base” means, as of any date, an amount equal to:

(1)	85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2)	50% of the book value of all inventory owned by the Company and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

“Capital Stock” means:

(1)	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock, of such Person and

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	marketable direct obligations issued by or unconditionally guaranteed by, the United States Government or the Government of a Member State or issued by any agency thereof and backed by the full faith and credit of the United States of America or a Member State, in each case maturing within one year from the date of acquisition thereof;

(2)	marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

(3)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-I from S&P or at least P-1 from Moody’s;

(4)	certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or by a bank organized under the laws of any foreign country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $250 million (or the foreign currency equivalent thereof);

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)	investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than to the Permitted Holders;

(2)	the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(3)	any Person or Group (other than the Permitted Holders) shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the total ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of such Person’s:

(1)	Consolidated Net Income; and

(2)	to the extent Consolidated Net Income has been reduced thereby:

(a)	all income tax expense of such Person and its Restricted Subsidiaries determined in accordance with GAAP;

(b)	Consolidated Interest Expense;

(c)	Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d)	restructuring costs, facilities relocation costs and acquisition integration costs and fees, including cash severance payments made in connection with acquisitions;

(e)	any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture, including a refinancing thereof, and any amendment or modification to the terms of any such transaction;

(f)	any write-offs, write-downs or other non-cash charges, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period;

(g)	the amount of any expense related to minority interests; and

(h)	the amount of any earn out payments, contingent consideration or deferred purchase price of any kind in conjunction with acquisitions, , excluding any such amount that represents an accrual or reserve for a cash expenditure for a future period.

(3)	decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four-Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which internal financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence or repayment of any Indebtedness or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption of other Preferred Stock (and the application of the proceeds thereof), occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four-Quarter Period;

(2)	any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition), investments, mergers, consolidations and disposed operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness), investment, merger, consolidation or disposed operation occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed; and

(3)	any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, in either case during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2)	notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. In addition, any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an officers’ certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger within a reasonable period of time.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1)	Consolidated Interest Expense; plus

(2)	the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal (as estimated in good faith by the chief financial officer of the Company, which estimate shall be conclusive).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)	the aggregate of all cash and non-cash interest expense (net of interest income) with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs or benefits associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, but excluding (i) amortization or write-off of debt issuance costs, deferred financing or liquidity fees, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees, and (iii) commissions and discounts related to any Qualified Securitization Transaction;

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3)	the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

(4)	dividends declared and paid in cash or Disqualified Stock in respect of Disqualified Stock, excluding dividends payable in Qualified Stock; and

(5)	interest accruing on any Indebtedness of any other Person (other than a Subsidiary) to the extent such Indebtedness is guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and such Indebtedness is accelerated or any payment is actually made in respect of such Guarantee.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom to the extent otherwise included, without duplication:

(1)	gains and losses from Asset Sales (without regard to the $25 million limitation set forth in the definition thereof) and the related tax effects according to GAAP;

(2)	the net income (or loss) from disposed or discontinued operations or any net gains or losses on disposal of disposed or discontinued operations, and the related tax effects according to GAAP;

(3)	the net income of any Restricted Subsidiary of the Company (other than a Guarantor) to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(4)	any non-cash impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(5)	the net loss of any Person, other than the Company or a Restricted Subsidiary of the Company;

(6)	any non-cash compensation charges and deferred compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction; provided, however, that Consolidated Net Income for any period shall be reduced by any cash payments made during such period by such Person in connection with any such deferred compensation (but only to the extent that that the Company incurred a non-cash compensation or deferred compensation charge after the Issue Date relating to such deferred compensation, and such charge was excluded from Consolidated Net Income in accordance with this clause (6)), whether or not such reduction is in accordance with GAAP;

(7)	all extraordinary, unusual or non-recurring charges, gains and losses (including, without limitation, all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP;

(8)	inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions; and

(9)	the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, depletion, amortization and other non-cash charges, impairments and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facility” means the Credit Agreement dated as of February 28, 2006, as amended to date, among the Company, the Subsidiary Borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A. as syndication agent and CIBC World Markets Corp., SunTrust Bank and Union Bank of California, N.A. as co-documentation agents, and any other agent party thereto, together with the related instruments, documents and agreements thereto (including, without limitation, any notes, letters of credit, guarantee agreements and security documents), and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, letters of credit, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings shall be subject to the covenant “Limitation on additional indebtedness”).

“Currency Agreement,” with respect to any specified Person, means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such specified Person against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officers’ certificate executed by the principal financial officer and any of the other executive officers of the Company or such

Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.

“Designated Preferred Stock” means Preferred Stock that is so designated as Designated Preferred Stock pursuant to an officers’ certificate executed by the principal financial officer and any of the other executive officers of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii)(B) of the first paragraph of the “Limitation on Restricted Payments” covenant.

“Designated Senior Debt” means:

(1)	Indebtedness under the Credit Facility; and

(2)	any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $20 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” by the Company.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final maturity date of the Notes shall not constitute Disqualified Capital Stock if:

(1)	the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under the “Limitation on asset sales” covenant and “—Change of control;” and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Capital Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Capital Stock as reflected in the most recent internal financial statements of such Person.

“Domestic Restricted Subsidiary” means any direct or indirect Restricted Subsidiary of the Company that is incorporated under the laws of the United States of America, any State thereof or the District of Columbia.

“Equity Offering” means any offering of Qualified Capital Stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Bonds Issue Date” means January 30, 2003.

“Existing Indenture” means the indenture, dated as of January 30, 2003, as supplemented from time to time, among the Company, the Guarantors party thereto and Wells Fargo Bank, N.A. as trustee.

“Existing Senior Subordinated Notes” means the Company’s outstanding $150 million 9.125% Senior Subordinated Notes due 2013 and the related guarantees issued under the Existing Indenture.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, as in effect as of the Issue Date.

“Guarantee” means:

(1)	the guarantee of the Notes by Domestic Restricted Subsidiaries of the Company in accordance with the terms of the Indenture; and

(2)	the guarantee of the Notes by any Restricted Subsidiary required under the terms of the “Future Guarantees by Restricted Subsidiaries” covenant.

“Guarantor” means any Restricted Subsidiary that incurs a Guarantee; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

“Hedging Agreement” means, with respect to any Person, any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of such Person, so long as any such agreement has been entered into in the ordinary course of business and not for purposes of speculation.

“Indebtedness” means with respect to any Person, at any date of determination, without duplication:

(1)	all Obligations of such Person for borrowed money;

(2)	all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)	all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5)	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)	guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)	all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

(8)	all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

(9)	all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, if and to the extent any of the preceding items (other than letters or credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the term “Indebtedness” will exclude:

(i)	in connection with the purchase by the Company or any Restricted Subsidiary of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter;

(ii)	any liability for federal, state, local or other taxes;

(iii)	worker’s compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

(iv)	obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its Incurrence; and

(v)	any Indebtedness defeased or called for redemption.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness of the Securitization Entity but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, options, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. Except as otherwise provided herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in its fair market value.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date of the initial issuance of the Notes.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody’s.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)	reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and title and recording tax expenses);

(2)	all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(3)	appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

(4)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; and

(5)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Opinion of Counsel” means a written opinion from legal counsel. Counsel may be an employee of or counsel to the Company or any Subsidiary.

“Permitted Business” means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the Issue Date, any other business in the consumer products industry and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date or any business in the consumer products industry.

“Permitted Holders” means (i) William E. Brown, (ii) the spouse or lineal descendants of William E. Brown or (iii) any corporation, limited liability company, partnership, trust or other entity, the controlling equity interests in which are held by or for the benefit of William E. Brown and/or his spouse or lineal descendants.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)	Indebtedness under the Notes (other than any Additional Notes) and the related Guarantees;

(2)	Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of:

(i)	$400 million less:

(A)	the aggregate amount of Indebtedness of Securitization Entities at the time outstanding in excess of $100 million;

(B)

the amount of all mandatory principal payments actually made by the Company or any such Restricted Subsidiary since the Issue Date with the Net Cash Proceeds of an Asset Sale in respect of term loans under the Credit Facility (excluding any such payments to the extent refinanced at the time of payment and any payments on the term loans as a result of this offering); and

(C)	further reduced by any repayments of revolving credit borrowings under the Credit Facility with the Net Cash Proceeds of an Asset Sale that are accompanied by a corresponding commitment reduction thereunder; or

(ii)	provided that the Company has an asset-based credit facility, the Borrowing Base as of the date of such incurrence.

(3)	other indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date and not described in clauses (1) and (2) above;

(4)	Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; provided, further, that such Interest Swap Obligations are entered into, in the reasonable judgment of the Company, to protect the Company or any of its Restricted Subsidiaries from fluctuation in interest rates on its outstanding Indebtedness;

(5)	Indebtedness of the Company or any Restricted Subsidiary under Hedging Agreements and Currency Agreements;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any such Restricted Subsidiaries; provided, however, that

(a)	if the Company or any Guarantor is the obligor on such Indebtedness owing to a non-Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, and

(b)	(1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof (other than in either case by way of granting a Lien permitted under the Indenture or in connection with the exercise of remedies by a secured creditor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), plant, or equipment (whether through the direct purchase of assets or the Capital Stock of any person owning such assets) in an aggregate principal amount outstanding not to exceed $75 million;

(8)	Refinancing Indebtedness (other than Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clauses (2), (6), (7), (10), (11), (12), (14), (15) and (16) of this definition);

(9)	guarantees by the Company and its Restricted Subsidiaries of each other’s Indebtedness; provided that such Indebtedness is permitted to be incurred under the Indenture;

(10)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring of all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(11)	obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(12)	(i) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is nonrecourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings); and (ii) and the incurrence of Indebtedness in a Qualified Securitization Transaction;

(13)	Indebtedness incurred in connection with the acquisition of a Permitted Business or as a result of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, either

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio or

(b)	the Consolidated Fixed Charge Coverage Ratio of the Company would be (x) equal to or greater than 1.75 to 1 and (y) greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness;

(14)	additional Indebtedness of the Company and its Restricted Subsidiaries (which amount may, but need not, be incurred in whole or in part under a credit facility) in an aggregate principal amount that does not exceed $75 million at any one time outstanding;

(15)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(16)	Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Company or such Restricted Subsidiary, in order to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and

(17)

the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of the Company as accrued.

For purposes of determining compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, we shall, in our sole discretion, divide and classify (or later redivide and reclassify) such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “Limitation on incurrence of additional indebtedness” covenant.

“Permitted Investments” means:

(1)	Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (other than a Restricted Subsidiary of the Company in which an Affiliate of the Company that is not a Restricted Subsidiary of the Company holds a minority interest) (whether existing on the Issue Date or created thereafter) or any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such other Person shall become a Restricted Subsidiary of the Company (other than a Restricted Subsidiary of the Company in which an Affiliate of the Company that is not a Restricted Subsidiary of the Company holds a minority interest) or that will merge with or consolidate into the Company or a Restricted Subsidiary of the Company and Investments in the Company by the Company or any Restricted Subsidiary of the Company;

(2)	Investments in cash and Cash Equivalents;

(3)	loans and advances (including payroll, travel and similar advances) to employees and officers of the Company and its Restricted Subsidiaries for bona fide business purposes incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Capital Stock of the Company pursuant to compensatory plans approved by the Board of Directors in good faith;

(4)	Currency Agreements, Hedging Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with the Indenture;

(5)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(6)	Investments received in compromise or resolution of litigation, arbitration or other disputes with persons who are not Affiliates;

(7)	Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the “Limitation on asset sales” covenant;

(8)	Investments existing on the Issue Date;

(9)	accounts receivable or notes receivable created or acquired in the ordinary course of business;.

(10)	guarantees by the Company or a Restricted Subsidiary of the Company permitted to be incurred under the Indenture;

(11)	additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (11) that are at that time outstanding, not to exceed the greater of (A) $75 million and (B) 7.5% of the Company’s Total Assets;

(12)	any Investment by the Company or a Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

(13)	purchases or redemptions of Indebtedness of the Company and its Restricted Subsidiaries (other than Subordinated Indebtedness);

(14)	Investments the payment for which consists exclusively of Qualified Capital Stock of the Company;

(15)	any Investment in any Person to the extent it consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business; and

(16)	(a) the redemption on or about February 14, 2003 of the Company’s 6% Convertible Subordinated Notes due 2003; and (b) the redemption or repurchase of the Existing Senior Subordinated Notes.

“Permitted Junior Securities” means:

(1)	Capital Stock in the Company or any Guarantor of the Notes; or

(2)	debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under the Indenture and have a stated maturity after (and do not provide for scheduled principal payments prior to) the stated maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

“Permitted Liens” means:

(1)	Liens in favor of the Company or any Restricted Subsidiary;

(2)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(3)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than that acquired;

(4)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(5)	Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (7) of the definition of “Permitted Indebtedness” covering only the assets acquired with such Indebtedness;

(6)	Liens existing on the Issue Date;

(7)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)	Liens on (i) the assets of a Securitization Entity securing Indebtedness owing by any Securitization Entity pursuant to any Qualified Securitization Transaction and (ii) any right, title and interest of any originator in any equipment or assets transferred or intended to be transferred by such originator pursuant to the documents entered into in connection with a Qualified Securitization Transaction;

(9)	Liens on assets of the Company and its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

(10)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(11)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(12)	any pledges or deposits in the ordinary course of business in connection with workers’ compensation, employment and unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(13)	deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, or arising as a result of process payments under government contracts to the extent required or imposed by applicable laws, all to the extent incurred in the ordinary course of business;

(14)	easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the real property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person conducted and proposed to be conducted at such real property;

(15)	financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business;

(16)	Liens granted by a Subsidiary in favor of a licensor under any intellectual property license agreement entered into by such Subsidiary, as licensee, in the ordinary course of such Subsidiary’s business; provided that (i) such Liens do not encumber any property other than the intellectual property licensed by such Subsidiary pursuant to the applicable license agreement and the property manufactured or sold by such Subsidiary utilizing such intellectual property and (ii) the value of the property subject to such Liens does not, at any time, exceed $10 million;

(17)	Liens securing the Notes and the Guarantees;

(18)	Liens securing Refinancing Indebtedness in respect of Indebtedness secured by Liens permitted by clauses (2) and (6) of this definition; provided that such Liens do not extend to any property other than the property which secured the Indebtedness so refinanced; and

(19)	Liens securing trust funds deposited with the trustee under the Existing Indenture in an amount required to, and solely for the purpose of, discharging the Existing Indenture in accordance with Article 8 thereof.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Productive Assets” means assets (including Capital Stock) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Company in good faith.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1)	a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

(2)	any other Person (in the case of a transfer by a Securitization Entity),

or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any

assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with assets securitization transactions involving accounts receivable and equipment.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company that shall be substituted for Moody’s or S&P or both, as the case may be.

“Redemption” means the satisfaction and discharge on the Issue Date of the Existing Indenture and the redemption of any Existing Senior Subordinated Notes following the expiration of the tender offer relating to such notes announced concurrently with the offering of the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all Required Premiums and expenses incurred in connection therewith); and

(2)	in the case of Indebtedness other than Senior Debt, such Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the

Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Entity” means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:

(1)	no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(a)	is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(c)	subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity other than pursuant to Standard Securitization Undertakings; and

(3)	to which neither the Company nor any Restricted Subsidiary of the Company has any obligations to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with foregoing conditions.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of the Company or any Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinate or pari passu in right of payment to the Notes or the Guarantees, as the case may be. Without limiting the generality of the foregoing, “Senior

Debt” shall also include the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of

(x)	all monetary obligations of every nature of the Company or any Guarantor under the Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(y)	all Interest Swap Obligations (and guarantees thereof); and

(z)	all obligations (and guarantees thereof) under Currency Agreements and Hedging Agreements, each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(i)	any Indebtedness of the Company or a Guarantor owed to the Company or to a Subsidiary of the Company;

(ii)	any Indebtedness of the Company or any Guarantor owed to, or guaranteed by the Company or any Guarantor on behalf of, any shareholder, director, officer or employee of the Company or of any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Facility;

(iii)	any amounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities but excluding secured purchase money obligations);

(iv)	Indebtedness represented by Disqualified Capital Stock;

(v)	any liability for Federal, state, local or other taxes owed or owing by the Company or any of the Guarantors;

(vi)	that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under “—Certain covenants—Limitation on incurrence of additional indebtedness” (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers’ certificate of the Company to the effect that the incurrence of such Indebtedness does not (or in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

(vii)	Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any of the Guarantors, as applicable; and

(viii)	any Indebtedness which is, by its express terms, Senior Subordinated Debt or subordinated in right of payment to any other Indebtedness of the Company or any of the Guarantors.

“Senior Subordinated Debt” means with respect to a Person, the Notes and the Existing Senior Subordinated Notes (in the case of the Company), a Guarantee and a guarantee of the Existing Senior Subordinated Notes (in the case of a Guarantor) and any other Indebtedness of such

Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Debt of such Person.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any subsidiary of the Company which are reasonably customary, as determined in good faith by the Board of Directors of the Company in an accounts receivable or equipment transaction.

“Subordinated Indebtedness” means any Indebtedness of the Company or a Restricted Subsidiary if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated or junior in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be.

“Subsidiary” with respect to any Person, means:

(i)	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(ii)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Total Assets” means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company’s most recently available internal consolidated balance sheet as of such date.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to March 1, 2014; provided, however, that if the period from the redemption date to March 1, 2014 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to March 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” of any Person means:

(1)	any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below

(2)	Tech Pac, L.L.C.; and

(3)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of; or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or another Unrestricted Subsidiary; provided that:

(1)	the Company certifies to the Trustee that such designation complies with the “Limitation on restricted payments” covenant; and

(2)	each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on incurrence of additional indebtedness” covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced by a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

Actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by the Company or any Restricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the then outstanding aggregate principal amount of such Indebtedness; into

(2)	the sum of the total of the products obtained by multiplying;

(a)	the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

(b)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States of America or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Exchange offer; registration rights

We, the guarantors and the initial purchasers of the outstanding notes entered into a registration rights agreement with respect to the outstanding notes. In the agreement, we and the guarantors agreed for the benefit of the holders of the outstanding notes to use our reasonable best efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the outstanding notes for exchange notes guaranteed by the guarantors, with terms substantially identical in all material respects to the outstanding notes, as applicable (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act.

In the exchange offer, we are offering the exchange notes (and the related note guarantees) in return for the outstanding notes. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date we mail notice of the exchange offer to the holders of outstanding notes. For each note surrendered to us under the exchange offer, the holders of outstanding notes will receive an exchange note of equal principal amount. Interest on each exchange note will accrue (1) from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor or (2) if no interest has been paid on the outstanding note, from September 1, 2011. A holder of outstanding notes that participates in the exchange offer will be required to make certain representations to us (as described in the registration rights agreement). We and the guarantors will use our reasonable best efforts to complete the exchange offer not later than 60 days after the exchange offer registration statement becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes (and the related note guarantees) will generally be freely transferable after the exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the exchange notes.

We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes. Outstanding notes not tendered in the exchange offer will bear interest at the rate set forth on the cover page of the offering memorandum for the outstanding notes and be subject to all the terms and conditions specified in the indenture, including transfer restrictions, but will not retain any rights under the registration rights agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offer.

In the event that we and the guarantors determine that a registered exchange offer is not available or may not be completed as soon as practicable after the last date for acceptance of notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if for any reason the exchange offer is not for any other reason completed within 90 days after the closing date, or, in certain circumstances, any initial purchaser so requests in connection with any offer or sale of outstanding notes, we and the guarantors will use our reasonable best efforts to file and to have become effective a shelf registration statement relating to resales of the outstanding notes and to keep that shelf registration statement effective until the date that the outstanding notes cease to be “registrable securities” (as defined in the registration rights agreement), including when all outstanding notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We and the guarantors will, in the event of such a shelf registration, provide to each participating holder of outstanding notes copies of a prospectus, notify each participating holder of outstanding notes when the shelf registration statement has become effective and take certain other actions to permit resales of the outstanding notes. A holder of outstanding notes that sells outstanding notes under the shelf registration statement generally will be required to make certain representations to us (as described in the registration rights agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of outstanding notes (including certain indemnification obligations). Holders of outstanding notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their outstanding notes for registered notes in the exchange offer.

If a “registration default” (as defined in the registration rights agreement) occurs, then additional interest shall accrue on the principal amount of the outstanding notes that are “registrable securities” at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when the registration default is cured. A registration default occurs if (1) we have not exchanged exchange notes for all outstanding notes validly tendered in accordance with the terms of the exchange offer or, if a shelf registration statement is required and is not declared effective, on or prior to the 90th day after the issuance of the outstanding notes or (2) if applicable, a shelf registration statement covering resales of the outstanding notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable (a) on more than two occasions during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period, and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive) in any 12-month period. A registration default is cured, and additional interest ceases to accrue on any registrable securities, when the exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such outstanding notes cease to be “registrable securities.”

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the outstanding notes is payable. The exchange notes will be accepted for clearance through DTC.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, copies of which are available from us upon request.

Book-entry settlement and clearance

The global notes

The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”).

Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the trustee for the exchange notes are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	an event of default with respect to the notes has occurred and is continuing.

Certain ERISA considerations

The following is a summary of certain considerations associated with the acquisition and holding of exchange notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, Section 4975 of the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the issuer, the initial purchasers or the guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by “qualified professional asset managers,” PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by “in-house asset managers,” although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the exchange notes constitutes assets of any Plan or (ii) the acquisition and holding of the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the exchange notes (and holding the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the exchange notes.

Holders of the exchange notes have the exclusive responsibility for ensuring that their purchase and holding of the exchange notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, Section 4975 of the Code or applicable Similar Laws.

U.S. federal income tax consequences

The following discussion summarizes the material U.S. federal income tax consequences of the exchange of the outstanding notes for exchange notes in accordance with the exchange offer and of the ownership and disposition of the exchange notes by holders who purchased outstanding notes for cash in the initial offering at their initial offering price. This discussion is based upon the Internal Revenue Code of 1986, as amended (“Code”), regulations of the Treasury Department (“Treasury regulations”), Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis). We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange or the ownership or disposition of the exchange notes which are different from those discussed below.

This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the exchange or the ownership and disposition of the exchange notes. In addition, this discussion is limited to the U.S. federal income tax consequences to holders who hold the exchange notes as capital assets (generally, property held for investment). It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, any estate or gift tax consequences, or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	insurance companies;

•	persons that hold notes as part of a “straddle,” a “hedge” or a “conversion transaction” or other risk reduction transaction;

•	persons subject to the alternative minimum tax;

•	United States expatriates;

•	U.S. holders (defined below) that have a “functional currency” other than the U.S. dollar;

•

pass-through entities (e.g., partnerships and entities or arrangements treated as partnerships for U.S. federal income tax purposes) or investors who hold the exchange notes through pass-through entities;

•	passive foreign investment companies; and

•	controlled foreign corporations.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a beneficial owner of exchange notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that is considering exchanging outstanding notes, you should consult with your tax advisor.

This discussion is addressed only to “U.S. holders”. A “U.S. holder” is a beneficial owner of exchange notes that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

We intend to treat the outstanding notes as being issued in a “qualified reopening” for United Stated federal income tax purposes. Consequently, we intend to treat the outstanding notes and the exchange notes as part of the same issue for United States federal income tax purposes as the 8.25% Senior Subordinated Notes due 2018 offered and sold by our prospectus supplement dated February 25, 2010 and the accompanying prospectus.

Exchange of outstanding notes for exchange notes

The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event. Your basis in the outstanding notes will carry over to the exchange notes received and the holding period of the exchange notes will include the holding period of outstanding notes surrendered.

Pre-issuance accrued interest

The initial offering price for the outstanding notes included amounts attributable to interest accrued from September 1, 2011, which we call “pre-issuance accrued interest.” Pre-issuance accrued interest was included in the accrued interest paid on the outstanding notes on the first interest payment date after the issuance of the outstanding notes. In accordance with applicable Treasury regulations, for U.S. federal income tax purposes, we will treat the outstanding notes as having been purchased for a price that does not include any pre-issuance accrued interest. If the outstanding notes are so treated, the portion of the first stated interest payment equal to the pre-issuance accrued interest will be treated as a non-taxable return of such pre-issuance accrued interest and, accordingly, will not be taxable as interest on the outstanding notes.

Taxation of interest

Interest on the exchange notes generally will be taxable to you as ordinary income:

•	when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

Sale or other disposition of exchange notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of an exchange note, you generally will recognize gain or loss equal to the difference, if any, between:

•

the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid stated interest, which generally will be taxable as ordinary income to the extent not previously included in gross income); and

•	your adjusted tax basis in the exchange note.

Your adjusted tax basis in an exchange note generally will equal the cost of the outstanding note to you (less any amount attributable to pre-issuance accrued interest excluded from the purchase price of the outstanding notes, as discussed above under “Pre-issuance accrued interest”). Your gain or loss that is recognized on the sale or other disposition of the exchange note generally will be capital gain or loss. This capital gain or loss generally will be long-term capital gain or loss if, at the time of the sale or other disposition, you have held the exchange note (including the holding period of the outstanding note, as discussed above under “Exchange of outstanding notes for exchange notes”) for more than one year. The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

Information reporting generally will apply to payments of interest on, or the proceeds of a sale or other disposition (including a retirement or redemption) of, exchange notes held by you, unless you are an exempt recipient such as a corporation. Backup withholding generally will apply to such payments unless you provide us or the appropriate intermediary (or other payor) with a correct taxpayer identification number, and comply with certain certification procedures, or you otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amount withheld exceeds your actual U.S. federal income tax liability, provided you timely provide the required information to the IRS.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES AND OF THE OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Plan of distribution

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2012, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit resulting from any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

If the undersigned is not a broker-dealer, the undersigned represents that it acquired the exchange notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of exchange notes and it has no arrangements or understandings with any person to participate in a distribution of the exchange notes. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes, it represents that the outstanding notes to be exchanged for exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Legal matters

Certain legal matters with respect to the issuance of the exchange notes will be passed upon for Central Garden & Pet Company by Orrick, Herrington & Sutcliffe LLP, San Francisco, California (“Orrick”). Orrick and other counsel have passed upon certain legal matters relating to the additional registrants in connection with the exchange notes.

Experts

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K as of September 24, 2011 and for each of the fiscal years in the three year period ended September 24, 2011, and the effectiveness of Central Garden & Pet Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Incorporation of certain documents by reference

We are incorporating by reference into this prospectus certain information we file with the SEC under the Exchange Act until the exchange offer expires or is otherwise terminated. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus. The documents listed below, and any future filings we make with the SEC under the Exchange Act prior to the termination of this offering, are being incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended September 24, 2011;

(b)	Our Proxy Statement for our 2012 Annual Meeting of Stockholders;

(c)	Our Quarterly Report on Form 10-Q for the three months ended December 24, 2011; and

(d)	Our Current Reports on Form 8-K filed on February 8, 2012 and February 15, 2012.

All of such documents are on file with the SEC. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus are incorporated by reference in this prospectus, other than any portion of any such filing that is furnished under the applicable SEC rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Offer to Exchange

all outstanding unregistered 8.25% Senior Subordinated Notes due 2018

($50,000,000 aggregate principal amount outstanding)

for

8.25% Senior Subordinated Notes due 2018

($50,000,000 aggregate principal amount)

which have been registered under the Securities Act of 1933

Prospectus

                , 2012

Part II

Information not required in the prospectus

Item 20. Indemnification of Directors and Officers

Section 145(a) and (b) of the Delaware General Corporation Law (“DGCL”) provide generally that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorneys’ fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The Registrant’s Certificate of Incorporation provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware law.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director other than (i) for breaches of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145(g) of the DGCL and Registrant’s By-laws, the directors and officers of the Registrant are covered by directors’ and officers’ liability and insurance policies.

We have entered into an agreement with each of our current directors that requires us to, among other things, indemnify such director to the fullest extent permitted by law against all expenses and costs actually and reasonably incurred and all amounts such director is legally obligated to pay if such director was or becomes a party to or a witness or other participant, or is threatened to be made a party to or witness or other participant, in a claim by reason of such person’s status as a director of the company or by reason of such person’s service, at our request, as a director, officer, employee or agent of another corporation or other enterprise. We are required to advance all expenses actually and reasonably incurred by a director in defending or being a witness in a claim in advance of its final disposition; however, in certain circumstances, we are entitled to be reimbursed by the director upon determination, as provided in the indemnification agreement, that the director was not permitted to be indemnified under applicable law.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

4.1	Indenture, dated as of March 8, 2010, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K filed March 8, 2010).

4.2	First Supplemental Indenture, dated as of March 8, 2010, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the issuance of $400,000,000 aggregate principal amount of the Company’s 8.25% Senior Subordinated Notes due 2018 (incorporated by reference from Exhibit 4.3 to the Company’s Form 8-K filed March 8, 2010).

4.3	Second Supplemental Indenture, dated as of February 13, 2012, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the issuance of $50,000,000 aggregate principal amount of the Company’s 8.25% Senior Subordinated Notes due 2018 (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed February 15, 2012).

4.4	Form of Exchange Note (included in Exhibit 4.3).

4.5	Form of Guarantee (included in Exhibit 4.3).

4.6	Registration Rights Agreement, dated February 13, 2012, among the Company, certain subsidiary guarantors parties thereto, and the initial purchasers of $50,000,000 aggregate principal amount of the Company’s 8.25% Senior Subordinated Notes due 2018 (incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K filed February 15, 2012).

5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP.

5.2*	Opinion of Cline Williams Wright Johnson & Oldfather, LLP.

5.3*	Opinion of Fennemore Craig, P.C.

5.4*	Opinion of Godfrey & Kahn, S.C.

5.5*	Opinion of Reed & Mawhinney, P.L.

5.6*	Opinion of Reed & Mawhinney, P.L.

5.7*	Opinion of Ulmer & Berne LLP.

5.8*	Opinion of Womble Carlyle Sandridge & Rice PLLC.

12.1*	Statements re: Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company’s Annual on Form 10-K filed with the Commission on November 21, 2011).

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained in signature pages hereto).

25.1*	Statement of Eligibility of trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

*	Filed herewith.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.\

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

CENTRAL GARDEN & PET COMPANY

By:	/S/ LORI A. VARLAS
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ William E. Brown	Chairman and Chief Executive Officer (Principal Executive Officer)	March 9, 2012
William E. Brown

/s/ Lori A. Varlas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012
Lori A. Varlas

/s/ John B. Balousek	Director	March 9, 2012
John B. Balousek

/s/ David N. Chichester	Director	March 9, 2012
David N. Chichester

/s/ Brooks M. Pennington III	Director	March 9, 2012
Brooks M. Pennington III

/s/ Alfred A. Piergallini	Director	March 9, 2012
Alfred A. Piergallini

/s/ John R. Ranelli	Director	March 9, 2012
John R. Ranelli

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

ALL-GLASS AQUARIUM CO., INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President - Finance and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ William E. Brown William E. Brown	Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2012

/s/ Randy Sieve Randy Sieve	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Director and Vice President – Finance and Assistant Secretary	March 9, 2012

/s/ Frank Palantoni Frank Palantoni	Director	March 9, 2012

/s/ Mark S. Cavanaugh Mark S. Cavanaugh	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

B2E BIOTECH, LLC

By:	Central Garden & Pet Company, as manager

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Frank Palantoni Frank Palantoni	Chairman & Chief Executive Officer (Principal Executive Officer)	March 9, 2012

/s/ Robert Roder Robert Roder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, as manager	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

B2E CORPORATION

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President - Finance and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Frank Palantoni Frank Palantoni	Chairman & Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2012

/s/ Robert Roder Robert Roder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Director	March 9, 2012

/s/ Kay M. Schwichtenberg Kay M. Schwichtenberg	Director	March 9, 2012

/s/ Frank Jusich Frank Jusich	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

CEDAR WORKS, LLC

By:	Central Garden & Pet Company, as manager

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	President and Chief Executive Officer (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Vice President, Finance and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, as manager	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

FARNAM COMPANIES, INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President - Finance and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Kay M. Schwichtenberg Kay M. Schwichtenberg	President and Director (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Vice President - Finance, Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ William E. Brown William E. Brown	Director	March 9, 2012

/s/ Gus Halas Gus Halas	Director	March 9, 2012

/s/ Frank Palantoni Frank Palantoni	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

FOUR PAWS PRODUCTS LTD.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President, Chief Financial Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Allen J. Simon Allen J. Simon	Chief Executive Officer and President and Director (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ William E. Brown William E. Brown	Director	March 9, 2012

/s/ Frank Palantoni Frank Palantoni	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

GRANT LABORATORIES, INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President, Chief Financial Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ William E. Brown William E. Brown	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

GRO TEC, INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President - Finance and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	President and Director (Principal Executive Officer)	March 9, 2012

/s/ Grady Gill Grady Gill	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ W. Dan Pennington W. Dan Pennington	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

GULFSTREAM HOME & GARDEN, INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Treasurer, Chief Financial Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	President and Director (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ William E. Brown William E. Brown	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

INTERPET USA, LLC

By:	Central Garden & Pet Company, as sole member

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Frank Palantoni Frank Palantoni	Chief Executive Officer (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, as sole member	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

KAYTEE PRODUCTS, INCORPORATED

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Todd Regan Todd Regan	President and Director (Principal Executive Officer)	March 9, 2012

/s/ Randy Sieve Randy Sieve	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ William E. Brown William E. Brown	Director	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Director	March 9, 2012

/s/ Frank Palantoni Frank Palantoni	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

MATSON, LLC

By:	Central Garden & Pet Company, as sole member

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	President (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Vice President - Finance, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, as sole member	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

MATTHEWS REDWOOD AND NURSERY SUPPLY, INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President, Chief Financial Officer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

NEW ENGLAND POTTERY, LLC.

By:	Central Garden & Pet Company, as sole member

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	President, Chief Operating Officer, Chairman, and Chief Executive Officer (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Senior Vice President, Chief Financial Officer and Secretary of Central Garden & Pet Company, as sole member	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

PENNINGTON SEED, INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	Chief Executive Officer and President and Director (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ William E. Brown William E. Brown	Director	March 9, 2012

/s/ W. Dan Pennington W. Dan Pennington	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

PENNINGTON SEED, INC. OF NEBRASKA

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President - Finance and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	President and Director (Principal Executive Officer)	March 9, 2012

/s/ Grady Gill Grady Gill	Chief Financial Officer and Executive Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ W. Dan Pennington W. Dan Pennington	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

PETS INTERNATIONAL, LTD.

By:	/s/ Frank Palantoni
Frank Palantoni
Chairman & Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Frank Palantoni Frank Palantoni	Chairman & Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2012

/s/ Randy Sieve Randy Sieve	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ William E. Brown William E. Brown	Director	March 9, 2012

/s/ Todd Regan Todd Regan	Director	March 6, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

SEEDS WEST, INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President - Finance and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Reed Michael A. Reed	President and Director (Principal Executive Officer)	March 9, 2012

/s/ Grady Gill Grady Gill	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Ronald Stapp Ronald Stapp	Director	March 2, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

T.F.H. PUBLICATIONS, INC.

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Glen S. Axelrod Glen S. Axelrod	President and Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Senior Vice President and Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Frank Palantoni Frank Palantoni	Director	March 9, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on March 9, 2012.

WELLMARK INTERNATIONAL

By:	/s/ Lori A. Varlas
Lori A. Varlas
Vice President - Finance and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Brown, George A. Yuhas and Lori A. Varlas and each of them, his or her attorney-in-fact with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other documents relating to this registration statement on Form S-4 he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Frank Palantoni Frank Palantoni	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2012

/s/ Robert Roder Robert Roder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2012

/s/ Lori A. Varlas Lori A. Varlas	Director	March 9, 2012

/s/ William E. Brown William E. Brown	Director	March 9, 2012

/s/ Kay M. Schwichtenberg Kay M. Schwichtenberg	Director	March 9, 2012

Exhibit index

4.1	Indenture, dated as of March 8, 2010, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K filed March 8, 2010).

4.2	First Supplemental Indenture, dated as of March 8, 2010, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the issuance of $400,000,000 aggregate principal amount of the Company’s 8.25% Senior Subordinated Notes due 2018 (incorporated by reference from Exhibit 4.3 to the Company’s Form 8-K filed March 8, 2010).

4.3	Second Supplemental Indenture, dated as of February 13, 2012, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the issuance of $50,000,000 aggregate principal amount of the Company’s 8.25% Senior Subordinated Notes due 2018 (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed February 15, 2012).

4.4	Form of Exchange Note (included in Exhibit 4.3).

4.5	Form of Guarantee (included in Exhibit 4.3).

4.6	Registration Rights Agreement, dated February 13, 2012, among the Company, certain subsidiary guarantors parties thereto, and the initial purchasers of $50,000,000 aggregate principal amount of the Company’s 8.25% Senior Subordinated Notes due 2018 (incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K filed February 15, 2012).

5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP.

5.2*	Opinion of Cline Williams Wright Johnson & Oldfather, L.L.P.

5.3*	Opinion of Fennemore Craig, P.C.

5.4*	Opinion of Godfrey & Kahn, S.C.

5.5*	Opinion of Reed & Mawhinney, P.L.

5.6*	Opinion of Reed & Mawhinney, P.L.

5.7*	Opinion of Ulmer & Berne LLP.

5.8*	Opinion of Womble Carlyle Sandridge & Rice PLLC.

12.1*	Statements re: Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company’s Annual on Form 10-K filed with the Commission on November 21, 2011).

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained in signature pages hereto).

25.1*	Statement of Eligibility of trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

*	Filed herewith.